                                                                     EXHIBIT 4.1

================================================================================


                            ZIFF DAVIS MEDIA INC.,

                          the GUARANTORS named herein

                                      and

                       BANKERS TRUST COMPANY, as Trustee

                              __________________

                                   INDENTURE

                           Dated as of July 21, 2000

                              __________________

                              up to $250,000,000
                    12% Senior Subordinated Notes due 2010


                              __________________


================================================================================

                            CROSS-REFERENCE TABLE*
                            ---------------------

Trust Indenture
Act Section                                                                     Indenture Section
-----------                                                                     -----------------
310(a)(1).....................................................................        7.10
   (a)(2).....................................................................        7.10
   (a)(3).....................................................................        N.A.
   (a)(4).....................................................................        N.A.
   (a)(5).....................................................................        7.10
   (b)........................................................................        7.03; 7.10
   (c)........................................................................        N.A.
311(a)........................................................................        7.11
   (b)........................................................................        7.11
   (c)........................................................................        N.A.
312(a)........................................................................        2.05
   (b)........................................................................        12.03
   (c)........................................................................        12.03
313(a)........................................................................        7.06
   (b)(2).....................................................................        7.06; 7.07
   (c)........................................................................        7.06; 12.02
   (d)........................................................................        7.06
314(a)........................................................................        4.03; 12.05
   (c)(1).....................................................................        12.04
   (c)(2).....................................................................        12.04
   (c)(3).....................................................................        N.A.
   (e)........................................................................        12.05
   (f)........................................................................        N.A.
315(a)........................................................................        7.01(b)
   (b)........................................................................        7.05; 12.02
   (c)........................................................................        7.01(a)
   (d)........................................................................        7.01
   (e)........................................................................        6.11
316(a)(last sentence).........................................................        2.09
   (a)(1)(A)..................................................................        6.05
   (a)(1)(B)..................................................................        6.04
   (a)(2).....................................................................        N.A.
   (b)........................................................................        6.07
   (c)........................................................................        2.12
317(a)(1).....................................................................        6.08
   (a)(2).....................................................................        6.09
   (b)........................................................................        2.04
318(a)........................................................................        12.01
   (b)........................................................................        N.A.
   (c)........................................................................        12.01

------------------------
N.A. means not applicable.
*    This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS
                               -----------------

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                                               ARTICLE 1

                               DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions...........................................................................   1
SECTION 1.02.  Other Definitions.....................................................................  32
SECTION 1.03.  Trust Indenture Act Definitions.......................................................  33
SECTION 1.04.  Rules of Construction.................................................................  33

                                               ARTICLE 2

                                               THE NOTES

SECTION 2.01.  Form and Dating.......................................................................  34
SECTION 2.02.  Execution and Authentication..........................................................  35
SECTION 2.03.  Registrar and Paying Agent............................................................  36
SECTION 2.04.  Paying Agent to Hold Money in Trust...................................................  36
SECTION 2.05.  Holder Lists..........................................................................  36
SECTION 2.06.  Transfer and Exchange.................................................................  37
SECTION 2.07.  Replacement Notes.....................................................................  50
SECTION 2.08.  Outstanding Notes.....................................................................  50
SECTION 2.09.  Treasury Notes........................................................................  51
SECTION 2.10.  Temporary Notes.......................................................................  51
SECTION 2.11.  Cancellation..........................................................................  51
SECTION 2.12.  Defaulted Interest....................................................................  51
SECTION 2.13.  CUSIP Numbers.........................................................................  52

                                               ARTICLE 3

                                       REDEMPTION AND PREPAYMENT

SECTION 3.01.  Notices to Trustee....................................................................  52
SECTION 3.02.  Selection of Notes to Be Redeemed.....................................................  52
SECTION 3.03.  Notice of Redemption..................................................................  53
SECTION 3.04.  Effect of Notice of Redemption........................................................  54
SECTION 3.05.  Deposit of Redemption Price...........................................................  54
SECTION 3.06.  Notes Redeemed in Part................................................................  54
SECTION 3.07.  Optional Redemption...................................................................  54
SECTION 3.08.  Mandatory Redemption..................................................................  55
SECTION 3.09.  Offer to Purchase by Application of Asset Sale Offer Amount...........................  55


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                                               ARTICLE 4

                                               COVENANTS

SECTION 4.01.  Payment of Notes......................................................................  57
SECTION 4.02.  Maintenance of Office or Agency.......................................................  58
SECTION 4.03.  Reports to Holders....................................................................  58
SECTION 4.04.  Compliance Certificate................................................................  59
SECTION 4.05.  Payment of Taxes......................................................................  60
SECTION 4.06.  Stay, Extension and Usury Laws........................................................  60
SECTION 4.07.  Limitation on Restricted Payments.....................................................  60
SECTION 4.08.  Limitation on Dividend and Other Payment Restrictions Affecting
                Restricted Subsidiaries..............................................................  65
SECTION 4.09.  Limitation on Incurrence of Additional Indebtedness...................................  66
SECTION 4.10.  Limitation on Asset Sales.............................................................  66
SECTION 4.11.  Limitation on Transactions with Affiliates............................................  68
SECTION 4.12.  Limitation on Liens...................................................................  70
SECTION 4.13.  Conduct of Business...................................................................  70
SECTION 4.14.  Corporate Existence...................................................................  70
SECTION 4.15.  Offer to Repurchase upon Change of Control............................................  70
SECTION 4.16.  No Senior Subordinated Indebtedness...................................................  72
SECTION 4.17.  Future Guarantees by Restricted Subsidiaries..........................................  72
SECTION 4.18.  Make Well Agreement...................................................................  73

                                               ARTICLE 5

                                               SUCCESSORS

SECTION 5.01.  Merger, Consolidation and Sale of Assets..............................................  73
SECTION 5.02.  Successor Corporation Substituted.....................................................  74

                                               ARTICLE 6

                                         DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default.....................................................................  74
SECTION 6.02.  Acceleration..........................................................................  76
SECTION 6.03.  Other Remedies........................................................................  77
SECTION 6.04.  Waiver of Past Defaults...............................................................  77
SECTION 6.05.  Control by Majority...................................................................  78
SECTION 6.06.  Limitation on Suits...................................................................  78
SECTION 6.07.  Rights of Holders of Notes to Receive Payment.........................................  78
SECTION 6.08.  Collection Suit by Trustee............................................................  79
SECTION 6.09.  Trustee May File Proofs of Claim......................................................  79
SECTION 6.10.  Priorities............................................................................  79


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
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SECTION 6.11.  Undertaking for Costs.................................................................  80
SECTION 6.12.  Restoration of Rights and Remedies....................................................  80

                                               ARTICLE 7

                                                TRUSTEE

SECTION 7.01.  Duties of Trustee.....................................................................  80
SECTION 7.02.  Rights of Trustee.....................................................................  81
SECTION 7.03.  Individual Rights of Trustee..........................................................  82
SECTION 7.04.  Trustee's Disclaimer..................................................................  82
SECTION 7.05.  Notice of Defaults....................................................................  82
SECTION 7.06.  Reports by Trustee to Holders of the Notes............................................  83
SECTION 7.07.  Compensation and Indemnity............................................................  83
SECTION 7.08.  Replacement of Trustee................................................................  84
SECTION 7.09.  Successor Trustee by Merger, etc......................................................  85
SECTION 7.10.  Eligibility; Disqualification.........................................................  85
SECTION 7.11.  Preferential Collection of Claims Against Company.....................................  86

                                               ARTICLE 8

                                LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance..............................  86
SECTION 8.02.  Legal Defeasance and Discharge........................................................  86
SECTION 8.03.  Covenant Defeasance...................................................................  87
SECTION 8.04.  Conditions to Legal or Covenant Defeasance............................................  87
SECTION 8.05.  Deposited Money and Government Securities to Be Held in Trust;
                Other Miscellaneous Provisions.......................................................  89
SECTION 8.06.  Satisfaction and Discharge............................................................  89
SECTION 8.07.  Repayment to Company..................................................................  90
SECTION 8.08.  Reinstatement.........................................................................  90
SECTION 8.09.  Survival..............................................................................  91

                                               ARTICLE 9

                                    AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  Without Consent of Holders of Notes...................................................  91
SECTION 9.02.  With Consent of Holders of Notes......................................................  92
SECTION 9.03.  Compliance with Trust Indenture Act...................................................  93
SECTION 9.04.  Revocation and Effect of Consents.....................................................  94
SECTION 9.05.  Notation on or Exchange of Notes......................................................  94
SECTION 9.06.  Trustee to Sign Amendments, etc.......................................................  94


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                                               ARTICLE 10

                                             SUBORDINATION

SECTION 10.01. Agreement to Subordinate..............................................................  94
SECTION 10.02. Liquidation; Dissolution; Bankruptcy..................................................  95
SECTION 10.03. Default on Designated Senior Indebtedness.............................................  96
SECTION 10.04. Acceleration of Notes.................................................................  97
SECTION 10.05. When Distribution Must Be Paid Over...................................................  97
SECTION 10.06. Notice by Company.....................................................................  98
SECTION 10.07. Subrogation...........................................................................  98
SECTION 10.08. Relative Rights.......................................................................  98
SECTION 10.09. Subordination May Not Be Impaired by Company..........................................  99
SECTION 10.10. Distribution or Notice to Representative.............................................. 100
SECTION 10.11. Rights of Trustee and Paying Agent.................................................... 100
SECTION 10.12. Authorization to Effect Subordination................................................. 100
SECTION 10.13. Amendments............................................................................ 101

                                               ARTICLE 11

                                               GUARANTEES

SECTION 11.01. Guarantee............................................................................. 101
SECTION 11.02. Subordination of Guarantee............................................................ 102
SECTION 11.03. Limitation on Guarantor Liability..................................................... 102
SECTION 11.04. Execution and Delivery of Guarantee................................................... 103
SECTION 11.05. Guarantors May Consolidate, etc., on Certain Terms.................................... 103
SECTION 11.06. Releases Following Certain Events..................................................... 104

                                               ARTICLE 12

                                             MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls.......................................................... 105
SECTION 12.02. Notices............................................................................... 105
SECTION 12.03. Communication by Holders of Notes with Other Holders of Notes......................... 106
SECTION 12.04. Certificate and Opinion as to Conditions Precedent.................................... 106
SECTION 12.05. Statements Required in Certificate or Opinion......................................... 106
SECTION 12.06. Rules by Trustee and Agents........................................................... 107
SECTION 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.............. 107
SECTION 12.08. Governing Law......................................................................... 107
SECTION 12.09. No Adverse Interpretation of Other Agreements......................................... 107
SECTION 12.10. Successors............................................................................ 107
SECTION 12.11. Severability.......................................................................... 108


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SECTION 12.12. Counterpart Originals................................................................. 108
SECTION 12.13. Table of Contents, Headings, etc...................................................... 108


EXHIBITS
--------

Exhibit A   FORM OF NOTE
Exhibit B   FORM OF CERTIFICATE OF TRANSFER
Exhibit C   FORM OF CERTIFICATE OF EXCHANGE
Exhibit D   FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E   FORM OF GUARANTEE
Exhibit F   FORM OF SUPPLEMENTAL INDENTURE

          INDENTURE dated as of July 21, 2000 among Ziff Davis Media Inc., a Delaware corporation (the "Company"), the Guarantors (as defined herein) and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee").

          The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.
               -----------

          "Accrued Bankruptcy Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any bankruptcy, reorganization, insolvency, receivership or similar proceeding, whether voluntary or involuntary, against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such proceeding.

          "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

          "Affiliate" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise;provided that, for purposes of Section 4.11, beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, will be deemed to be control.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Applicable Law" means all applicable laws, statutes, treaties, rules, codes (including building codes), ordinances, regulations, certificates, orders and licenses of, and interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, orders or like governmental action of any Governmental Authority (including any Environmental Law and any laws pertaining to health or safety) applicable to the Company, any of its Restricted Subsidiaries or any of their property or operations.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

          "Asset Sale" means:

          (1) the sale, lease (as lessor), conveyance, disposition or other transfer (a "disposition") of any properties, assets or rights (including, without limitation, by way of a sale and lease-back);provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the Change of Control provisions and/or Section 5.01 and not by
     Section 4.10; and

          (2) the issuance, sale or transfer by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries,

          in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions

          (a) that have a fair market value in excess of $1,000,000; or

          (b) for aggregate consideration in excess of $1,000,000.

          Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

          (1) dispositions in the ordinary course of business, including, without limitation, the sale or lease of databases, software, subscriber lists or office or laboratory space or the licensing of intellectual property;

          (2) a disposition of assets by the Company to a Restricted Subsidiary or Unrestricted Subsidiary Guarantor or by a Restricted Subsidiary or Unrestricted Subsidiary Guarantor to the Company or to another Restricted Subsidiary or Unrestricted Subsidiary Guarantor;

          (3) a disposition of Equity Interests by the Company to a Restricted Subsidiary or Unrestricted Subsidiary Guarantor or by an Unrestricted Subsidiary Guarantor or a Restricted Subsidiary to the Company or to another Restricted Subsidiary or a Person who becomes a Restricted Subsidiary or an Unrestricted Subsidiary Guarantor (if otherwise in accordance with the provisions of this Indenture) after giving effect to such dispositions;

          (4) the sale or other disposition of cash or Cash Equivalents;

          (5) foreclosures on assets;

          (6) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

          (7) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the publishing industry;

          (8) disposals or replacements of obsolete assets in the ordinary course of business;

          (9) leases or subleases to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries or Unrestricted Subsidiary Guarantors;

          (10) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

          (11) a Permitted Investment or a Restricted Payment that is permitted by Section 4.07; and

          (12) an issuance to management of the Company of up to 10% of the Equity Interests of a Restricted Subsidiary.

          "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of

          (1)  the fair value of the property subject to such arrangement; and

          (2) the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP and compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

          "Bankruptcy Law" means Title 11 of the United States Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization or other law for the relief of debtors.

          "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

          "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification and delivered to the Trustee.

           "Business Day" means any day that is not a Legal Holiday.

          "Capital Expenditure Indebtedness" means Indebtedness, including industrial revenue bonds and purchase money indebtedness, incurred by any Person to finance or refinance the purchase or construction of any property or assets acquired or constructed by that Person which have a useful life of more than one year so long as

          (1) the purchase or construction price for that property or assets is included in "addition to property, plant or equipment" in accordance with GAAP;

          (2) the acquisition or construction of that property or assets is not part of any acquisition of a Person or line of business; and

          (3) that Indebtedness is incurred within 180 days of the acquisition or completion of construction of that property or assets.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

          "Capitalized Lease Obligation" means, with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness will be the capitalized amount of such obligations determined in accordance with GAAP.

          "Cash Equivalents" means (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (2) marketable direct obligations issued by any state of the United States of America or any foreign governmental entity or any political subdivision of any such state or any foreign governmental entity or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's or, in the case of foreign subsidiaries, the equivalent ratings; (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (4) time deposit accounts, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any lender under the Credit Facility or bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; (6) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial back satisfying the requirements of clause (4) above; (7) demand deposits with any bank or trust company maintained in the ordinary course of business; (8) commercial paper, maturing not more than 180 days after the date of purchase, issued or guaranteed by a corporation (other than the Company or any of its Subsidiaries or any of their Affiliates) organized and existing under the laws of any state of the United States of America with a rating, at the time as of which any determination thereof is to be made, of at least A-1 from S&P or P-1 from Moody's; and (9) investments in money market, mutual or similar funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

          "Change of Control" means the occurrence of any of the following:

          (1) the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Permitted Holders and their Related Parties;

          (2) the approval by the Company and the holders of Capital Stock of the Company of the adoption of a plan for the liquidation or dissolution of the Company;

          (3) any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Permitted Holders and their Related Parties, becomes the "beneficial owner" (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of 50% or more of the voting power or economic power of the outstanding Capital Stock of the Company;

          (4) any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Permitted Holders and their Related Parties, becomes the "beneficial owner" (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 33 1/3% of the total voting power of the Capital Stock of the Company and the Permitted Holders and their Related Parties beneficially own, in the aggregate, a lesser percentage of the total voting power of the Capital Stock of the Company than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; and

          (5) following the consummation of an initial public offering of Common Stock of the Company, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by the Permitted Holders or a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company.

          "Clearstream" means Clearstream Banking, S.A.

          "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person; or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "Company" means Ziff Davis Media Inc. and any and all successors thereto that become a party this Indenture in accordance with its terms.

          "Consolidated Indebtedness" means, with respect to any specified Person for any date of determination, the sum, without duplication, of

          (1) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus

          (2) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been guaranteed by the specified Person or one or more of its Restricted Subsidiaries,plus

          (3) the aggregate liquidation value of all Disqualified Capital Stock of such Person and its Restricted Subsidiaries, determined on a consolidated basis and in accordance with GAAP;

provided,however, that Subordinated Seller Debt and intercompany Indebtedness shall be excluded from Consolidated Indebtedness.

          "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication,

          (1) the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount on any Indebtedness, all noncash interest payments, the interest component of all payments associated with Capitalized Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations); and

          (2) the consolidated capitalized interest of the Person and its Restricted Subsidiaries for that period, whether paid or accrued.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP;provided that

          (1) the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

          (2) the Net Income (or loss) of any Restricted Subsidiary other than a Subsidiary organized or having its principal place of business outside the United States shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income (or loss) is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary;

          (3) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of that acquisition shall be excluded;

          (4) the cumulative effect of a change in accounting principles shall be excluded; and

          (5) (a) nonrecurring fees and expenses incurred, within three months of the Issue Date, in connection with the consummation of the Transaction in an aggregate amount not to exceed$7.5 million and (b) nonrecurring fees and expenses incurred in connection with the issuance and sale of the Notes in an aggregate amount not to exceed$10.0 million shall be excluded.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Company.

          "Credit Facility" means the Credit Agreement, dated as of April 5, 2000, among the Company, the banks, financial institutions and other institutional lenders from time to time party thereto and Canadian Imperial Bank of Commerce, as Administrative Agent for the lender parties thereunder, together with all "Loan Documents" as defined therein and all other documents related thereto (including, without limitation, any notes, guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement or agreements extending the maturity of, refinancing, renewing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.09 herein or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder), in whole or in part, all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders or other party thereto or by one or more agreements.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

          "Custodian" means any custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Debt to EBITDA Ratio" means, with respect to any Person as of the date of determination (the "Calculation Date"), the ratio of Consolidated Indebtedness of such Person as of such date to the EBITDA of such Person for the most recent four-quarter period ending immediately prior to such date for which internal financial statements are available, determined on a pro forma basis (including any pro forma cost-savings adjustments calculated on a basis consistent with Regulation S-X of the Exchange Act) after giving effect to all acquisitions or dispositions of assets made by such Person and its Restricted Subsidiaries from the beginning of such period through and including such date of determination (including any financing transactions in connection with such acquisitions or dispositions) as if such acquisitions and dispositions had occurred at the beginning of such period. In addition, for the purposes of making the computation referred to above, the following shall be included or excluded, as the case may be:

          (1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries or Unrestricted Subsidiary Guarantors, including through mergers or consolidations and including any related financing transactions, during the applicable period or subsequent to such applicable period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the reference period, and EBITDA for such period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; and

          (2) the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations of businesses disposed of prior to the Calculation Date.

          "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, in the form of Exhibit A-1 except that such Note shall not bear the Global Note Legend and
-----------
shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Designated Cash Account" means the Company's bank account at The Bank of New York that will have a cash balance of $50.0 million on the Issue Date.

          "Designated Senior Indebtedness" means (1) any Senior Indebtedness under the Credit Facility; and (2) any other Senior Indebtedness which at the time of determination exceeds $20.0 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person and as to which the Trustee has been given written notice of such designation.

          "Disqualified Capital Stock" means any Capital Stock of a Person or a Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock will be deemed to include any Preferred Stock of a Person or a Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes;provided,however, that (x) Preferred Stock of a Person or any Subsidiary thereof that is issued with the benefit of provisions requiring a public offering or a change of control offer to be made for such Preferred Stock in the event of a change of control of or a public offering by such Person or Subsidiary, which provisions have substantially the same effect as the provisions of Section 4.15, and (y) Preferred Stock of a Subsidiary of any Person which is held by such Person, will not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

      "Distribution Compliance Period" means as defined in Regulation S.

          "DLJMB" means D.J. Diversified Partners, L.P., D.J. Diversified Partners-A, L.P., D.J. EAB Partners, L.P., D.J. ESC II L.P., D.J. First Esc L.P., D.J. Merchant Banking Partners II-A, L.P., D.J. Merchant Banking Partners II, L.P., D.J. Millennium Partners, L.P., D.J. Millennium Partners-A, L.P., D.J. Offshore Partners II, C.V., DLJMB Funding II, Inc. and their respective Affiliates.

          "EBITDA" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period, plus

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other noncash expenses (excluding any such noncash expense other than noncash rent expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other noncash expenses were deducted in computing such Consolidated Net Income; plus

          (5) one-time noncash charges recorded in accordance with GAAP resulting from any merger, recapitalization or acquisition transaction, including the closing of the Transaction; less

          (6) noncash items or nonrecurring items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

          "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or written agency interpretation, policy or guidance that has the force and effect of law relating to pollution or protection of the environment, public health and safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. (S) 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. (S) 1801 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

          "Exchange Notes" means the 12% Senior Subordinated Notes due 2010 to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement.

          "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Facility) in existence on the date of this Indenture.

          "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

          "Global Note Legend" means the legend set forth in Section 2.06(g)(ii) which is required to be placed on all Global Notes issued under this Indenture.

          "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A, issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or
---------
2.06(f).

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and for the payment of which the United States pledges its full faith and credit.

          "Governmental Authority" means any government or political subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

          "Guarantee" means:

          (1) the senior subordinated guarantee of the Notes by the Guarantors; and

          (2) the senior subordinated guarantee of the Notes by any Subsidiary required under the terms of Section 4.17.

          "Guarantor Designated Senior Indebtedness" means (1) any Guarantor Senior Indebtedness under the Credit Facility; and (2) any other Guarantor Senior Indebtedness which at the time of determination exceeds $20.0 million in aggregate principal amount (or accreted value in the case of

Indebtedness issued at a discount) outstanding or available under a committed facility, which is specifically designated in the instrument evidencing such Senior Indebtedness as "Guarantor Designated Senior Indebtedness" by such Person and as to which the Trustee has been given written notice of such designation.

          "Guarantor Senior Indebtedness" means Obligations (including, without limitation, Accrued Bankruptcy Interest) due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing, evidencing, relating to or otherwise entered into in connection with;

          (1) all Indebtedness of a Guarantor owed to agents and lenders under the Credit Facility;

          (2)  all obligations of a Guarantor with respect to Hedging
     Obligations;

          (3) all obligations of a Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (4) all other Indebtedness of a Guarantor which does not provide that it is to rank equally in right of payment to or subordinate to the Guarantee of such Guarantor, as the case may be; and

          (5) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Guarantor Senior Indebtedness described above.

          Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include

          (1) Indebtedness of a Guarantor to any of its Subsidiaries (except to the extent pledged under the Credit Facility);

          (2)  Indebtedness represented by the Guarantees;

          (3) any Indebtedness that by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Guarantor Senior Indebtedness;

          (4) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

          (5) Indebtedness incurred in violation of Section 4.09 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (5) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate Section 4.09);

          (6)  Indebtedness represented by Disqualified Capital Stock; and

          (7) any Indebtedness to or guaranteed on behalf of any stockholder, director, officer or employee of a Guarantor or any Subsidiary of such Guarantor.

          "Guarantors" means Ziff Davis Publishing Holdings Inc., LaunchCo, InternetCo, eTesting Labs Inc. and Ziff Davis Publishing Inc. and any other domestic Subsidiary which is a guarantor of the Notes, including any Person that executes or is required after the Issue Date to execute a Guarantee pursuant to this Indenture, until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

          "Holder" or "Noteholder" means a Person in whose name a Note is registered.

          "Indebtedness" means, with respect to any Person, any indebtedness of that Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capitalized Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations (except any such balance that constitutes an accrued expense, trade payable or customer contract advance) if and to the extent any of the foregoing Indebtedness would appear as a liability upon a balance sheet of that Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of that Person (whether or not that Indebtedness is assumed by that Person (provided, however, that if such obligation or obligations shall not have been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets)) and, to the extent not otherwise included, the guarantee by that Person of any Indebtedness of any other Person.

          The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that
(1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and (2) Indebtedness will not include (a) any liability for federal, state, local or other taxes, and (b) any accounts payable, trade payables and other accrued liabilities arising from the purchase of goods or materials or for services obtained in the ordinary course of business. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Independent Financial Advisor" means an investment banking firm of national reputation in the United States (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company, and (2) which, in the judg-ment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Initial Notes" means $250.0 million in aggregate principal amount of 12% Senior Subordinated Notes due 2010 of the Company issued on the Issue Date for so long as such securities constitute Restricted Securities.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

          "InternetCo" means Ziff Davis Internet Inc., a Delaware corporation.

          "Investments" means, with respect to any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person or acquired as part of the assets acquired by the Company or a Subsidiary of the Company otherwise in accordance with this Indenture), loan (including, without limitation, a guarantee) or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments exclude (1) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person; and
(2) the repurchase of securities of any Person by such Person.

          The amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the (i) amount returned in cash with respect to such Investment whether through interest payments, principal payments, dividends or other distributions and (ii) proceeds received by the Company or any of its Restricted Subsidiaries from the disposition, retirement or redemption of all or any portion of such Investment;provided that the aggregate of all such reductions may not exceed the amount of such initial Investment plus the cost of all additional Investments. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

          "Investors' Rights Agreement" means the Investors' Rights Agreement dated April 5, 2000 among Parent and certain stockholders of Parent.

          "Issue Date" means the date of original issuance of the Notes.

          "Issuers" means, collectively, the Company and the Guarantors.


          "LaunchCo" means Ziff Davis Development Inc., a Delaware corporation.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal corporate trust office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

          "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation or conditional sales or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "Liquidated Damages" means all additional interest then owing pursuant to Section 4 of the Registration Rights Agreement.

          "Mac World" means Mac Publishing LLC, a limited liability company.

          "Make-Well Agreement" means the Make-Well Agreement, dated as of April 5, 2000, among the Company, Parent, Willis Stein & Partners II, L.P., Willis Stein & Partners Dutch, L.P. and each Person listed as a Maintaining Party therein.

          "Management Redemption Debt" shall mean any Indebtedness issued by Parent or any of its Subsidiaries in favor of any officers, directors or employees of the Company or any of its Subsidiaries in connection with the purchase or redemption of Equity Interests of Parent or any of its Subsidiaries from such Person.

          "Maturity," when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise (including in connection with any offer to purchase that this Indenture requires the Company to make).

          "Moody's" means Moody's Investors Service, Inc.

          "Net Income" means, with respect to any Person, the net income (loss) of that Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain (or loss), together with any related provisions for taxes on that gain (or loss), realized in connection with:

               (a) any Asset Sale, including, without limitation, dispositions pursuant to Sale and Lease-Back Transactions; or

               (b) the extinguishment of any Indebtedness of that Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on that extraordinary or nonrecurring gain (or loss).

          "Net Proceeds" means

          (1) in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net cash proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith;

          (2) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by such Person in connection therewith); and

          (3) in the case of any issuance of any Indebtedness by the Company or any Restricted Subsidiary, the aggregate net cash proceeds received by such Person after the payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith.

          "Non-U.S. Person" means a Person who is not a U.S. Person.

          "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Notes" means, collectively, the Initial Notes and the Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Obligations" means, with respect to any Indebtedness, any principal, interest, premiums, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness.

          "Officer" means, with respect to any Person, the President, Chief Executive Officer, any Vice President, Chief Operating Officer, Treasurer, Secretary or the Chief Financial Officer of such Person.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers of such Person; provided, however, that every Officers' Certificate with respect to compliance with a covenant or condition provided for in this Indenture shall include (i) a statement that the Officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Indenture relating thereto and
(ii) a statement at to whether, in the opinion of the signers, such conditions has been complied with.

          "144A Global Note" means a global note in the form of Exhibit A-1
                                                                -----------
hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Sections
12.04 and 12.05. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

          "Parent" means Ziff Davis Holdings Inc., a Delaware corporation.

          "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

          "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

          "Permitted Business" means any Person engaged directly or indirectly in the publishing business (in print or on the Internet), the acquisition, development and management of new magazine publishing initiatives and events and Internet initiatives related to the business of InternetCo, testing business, technology events business or any business reasonably related, incidental or ancillary thereto.

          "Permitted Holders" means (a) WSP, (b) equity funds managed by WSP,
(c) any WSP co-investor (other than DLJMB) that signs the Investors' Rights Agreement and (d) any Affiliate (other than DLJMB and other than any of the other portfolio companies owned by WSP) of any Person named in clauses (a), (b) and (c).

          "Permitted Indebtedness" means:

          (1) the incurrence by the Company and its Subsidiaries of Indebtedness under the Credit Facility; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the

     Company and those Restricted Subsidiaries thereunder) outstanding under the Credit Facility in reliance on this clause (1) does not exceed an amount equal to $380.0 million less any mandatory prepayment made thereunder (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced);

          (2) the incurrence by the Company and its Restricted Subsidiaries and Unrestricted Subsidiary Guarantors of Existing Indebtedness reduced by the amount of scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

          (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the Guarantees;

          (4) the incurrence by the Company or any of its Restricted Subsidiaries and Unrestricted Subsidiary Guarantors of Indebtedness represented by Capital Expenditure Indebtedness, Capitalized Lease Obligations or other obligations, in each case, the proceeds of which are used solely for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (including acquisitions of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the property, plant or equipment so acquired) used in the business of the Company or that Restricted Subsidiary or Unrestricted Subsidiary Guarantor, as the case may be (which may but need not be incurred under the Credit Facility), in an aggregate principal amount (or accreted value, as applicable) not to exceed $10.0 million outstanding after giving effect to that incurrence;

          (5) Indebtedness arising from agreements of the Company or any Restricted Subsidiary or any Unrestricted Subsidiary Guarantor providing for indemnification, adjustment of purchase price, earnout or other similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing that acquisition;provided that the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds actually received by the Company and/or that Restricted Subsidiary or Unrestricted Subsidiary Guarantor in connection with that disposition;

          (6) the incurrence by the Company or any of its Restricted Subsidiaries or Unrestricted Subsidiary Guarantors of permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, defease or replace, Indebtedness (other than intercompany Indebtedness) that is permitted by this Indenture to be incurred;

          (7) the incurrence by the Company or any of its Restricted Subsidiaries or Unrestricted Subsidiary Guarantors of intercompany Indebtedness between or among the Company and/or any of its Restricted Subsidiaries or Unrestricted Subsidiary Guarantors or Mac World; provided that:

               (a) if the Company is the obligor on that Indebtedness, that Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes; and

               (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary or Unrestricted Subsidiary Guarantor thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary nor an Unrestricted Subsidiary Guarantor thereof shall be deemed, in each case, to constitute an incurrence of that Indebtedness by the Company or that Restricted Subsidiary or Unrestricted Subsidiary Guarantor, as the case may be, that was not permitted by this clause (7);

          (8) the incurrence by the Company or any of its Restricted Subsidiaries or Unrestricted Subsidiary Guarantors of Hedging Obligations that are incurred for the purpose of fixing or hedging:

          (a) interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding;

          (b) exchange rate risk with respect to agreements or Indebtedness of that Person payable in a currency other than U.S. dollars; and

          (c) risk with respect to fluctuations in the cost of raw materials used in the ordinary course of business, including paper;

     provided that those agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates, interest rates or the cost of raw materials or by reason of fees, indemnities and compensation payable thereunder;

          (9) the guarantee by the Company or any of its Restricted Subsidiaries or Unrestricted Subsidiary Guarantors of Indebtedness of the Company or a Restricted Subsidiary or Unrestricted Subsidiary Guarantor of the Company that was permitted to be incurred by another provision of this definition;

          (10) obligations in respect of performance, surety, appeal and other similar bonds and completion guarantees (including related letters of credit) provided by the Company or any Restricted Subsidiary or Unrestricted Subsidiary Guarantor in the ordinary course of business;

          (11) Indebtedness of the Company or any Restricted Subsidiary or Unrestricted Subsidiary Guarantor arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is satisfied within five business days of incurrence;

          (12) guarantees that constitute Permitted Investments;

          (13) Indebtedness incurred by the Company or any of its Restricted Subsidiaries or any Unrestricted Subsidiary Guarantor constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit to procure raw materials, or in respect of reimbursement-type obligations regarding workers' compensation claims or self-insurance or other Indebtedness with respect to reimbursement-type obligations; and

          (14) the incurrence by the Company or any of its Restricted Subsidiaries or any Unrestricted Subsidiary Guarantor of additional Indebtedness (which amount may, but need not, be incurred in whole or in part under the Credit Facility) in an aggregate principal amount (or accreted value, as applicable) outstanding after giving effect to that incurrence not to exceed $30.0 million, provided that in no event shall
                                             --------
     LaunchCo be permitted to incur additional Indebtedness under this clause
     (14) in an aggregate principal amount exceeding $10.0 million and provided
                                                                       --------
     further that in no event shall InternetCo be permitted to incur additional
     -------
     Indebtedness under this clause (14) in an aggregate principal amount exceeding $10.0 million.

     For purposes of determining compliance with this definition:

          . in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above or is entitled to be incurred pursuant to Section 4.09, the Company shall, in its sole discretion, classify that item of Indebtedness in any manner that complies with this definition and that item of Indebtedness will be treated as having been incurred pursuant to only one of those clauses or pursuant to the first paragraph hereof; and

          . accrual or capitalization of interest or dividends and accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for purposes of Section 4.09.

          In addition, the Company may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause above; provided that the Company or any Restricted Subsidiary or Unrestricted Subsidiary Guarantor would be permitted to incur such item of Indebtedness (or portion thereof) pursuant to such other clause above at such time of reclassification.

     "Permitted Investments" means

          (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

          (2)  any Investment in cash or Cash Equivalents;

          (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if, as a result of that Investment,

               (a)  that Person becomes a Restricted Subsidiary of the Company;
               or

               (b) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (4) any Investment acquired solely in exchange for Equity Interests (other than Disqualified Capital Stock) of the Company;

          (5) loans and advances to or guarantees of third-party loans to officers, directors and employees for bona fide business purposes in an aggregate principal amount not to exceed $2.0 million in each year and $5.0 million in the aggregate in the ordinary course of business;

          (6)  hedging obligations permitted to be incurred under Section 4.09;

          (7) any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Sale as permitted pursuant to Section 4.10;

          (8) currency agreements and interest rate agreements entered into in the ordinary course of the Company's business and otherwise in compliance with this Indenture;

          (9) Investments by the Company in the Unrestricted Subsidiary Guarantors in an amount not to exceed $50.0 million from the Designated Cash Account; provided, however, that if the amount of the Designated Cash Account is less than $50.0 million (the "Reduced Amount"), then the amount of remaining Investments permitted under this clause (9) will be reduced to the Reduced Amount;

          (10) leases, utility and other similar deposits made in the ordinary course of business or other pledges and deposits specifically permitted under the definition of Permitted Liens;

          (11) Investments existing on the date of this Indenture;

          (12) so long as no Default or Event of Default then exists or would result therefrom, Investments in Restricted Subsidiaries, Unrestricted Subsidiaries and Mac World with additional equity contributions to the Company expressly made for such purposes (other than the equity contribution pursuant to clause (9) above);

          (13) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in good faith settlement of delinquent obligations of such trade creditors or customers;

          (14) Investments consisting of licenses or leases of intellectual property in the ordinary course of business;

          (15) guarantees by the Company or any Restricted Subsidiary of Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries under this Indenture;

          (16) guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness of the Unrestricted Subsidiary Guarantors permitted to be incurred pursuant to clause (14) of the definition of Permitted Indebtedness; provided that any such guarantee shall constitute a Permitted Investment under this clause (16) only if the proceeds of such Indebtedness are not used by such Unrestricted Subsidiary Guarantor to make an Investment other than in the Company or a Restricted Subsidiary;

          (17) Investments consisting of endorsements for collection or deposit in the ordinary course of business;

          (18) non cash loans to officers, directors and employees, in exchange for notes, to purchase Equity Interests; and

          (19) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (19) that are at the time outstanding, not to exceed $10.0 million.

     "Permitted Liens" means

          (1) Liens on property of, or any shares of Capital Stock of, a Person existing at the time that Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that those Liens were not incurred in contemplation of that merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary of the Company other than the property or assets subject to the Liens prior to that merger or consolidation;

          (2)  Liens existing on the date of this Indenture;

          (3) Liens securing Indebtedness consisting of Capital Expenditure Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or its Subsidiaries, or repairs, additions or improvements to those assets; provided that

               (a) those Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of that Indebtedness);

               (b) those Liens do not extend to any other assets of the Company or its Subsidiaries (and, in the case of repair, addition or improvements to any such assets, that Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved);

               (c) the incurrence of that Indebtedness is permitted by Section 4.09; and

               (d) those Liens attach within 365 days of that purchase, construction, installation, repair, addition or improvement;

          (4) Liens securing Capitalized Lease Obligations permitted pursuant to the definition of Permitted Indebtedness;

          (5) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (1) through (4) above and (28) below so long as that Lien does not extend to any other property (other than improvements thereto);

          (6) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice;

          (7) Liens on and pledges of the capital stock of any Unrestricted Subsidiary;

          (8) Liens securing (a) Indebtedness (including all Obligations) under the Credit Facility (including guarantees thereof) or (b) Hedging Obligations payable to a lender under the Credit Facility or an Affiliate thereof or to a Person that was a lender or Affiliate thereof at the time the contract was entered into to the extent such Hedging Obligations are secured by Liens on assets also securing Indebtedness (including all Obligations) under the Credit Facility;

          (9) Liens for taxes or claims either (a) not delinquent or not more than 30 days overdue or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Unrestricted Subsidiaries shall have set aside on its books such reserves as may be required by GAAP;

          (10) Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens and other Liens imposed by law incurred in the ordinary course of business;

          (11) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, public or statutory obligations, regulatory, contractual or warranty requirements, customs, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (12) any attachment or judgment Lien not constituting an Event of Default under clause (f) of Section 6.01;

          (13) real property encumbrances, easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title, Liens incidental to the conduct of the business of such Person or to the ownership of its properties and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of business of the Company or any of its Restricted Subsidiaries;

          (14) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business;

          (15) licenses, sublicenses, leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

          (16) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (17) customary rights of setoff, revocation, refund or chargeback under deposit agreements or repurchase agreements or under the UCC of banks or other financial institutions where the Company or any of its Subsidiaries maintains deposits in the ordinary course of business permitted by this Indenture;

          (18) Liens on insurance policies and proceeds thereof to secure premiums thereunder;

          (19) Liens relating solely to assets to be sold in any Asset Sale permitted by this Indenture and arising pursuant to the sale agreements governing such Asset Sale;

          (20) Liens in favor of the Noteholders;

          (21) Liens in favor of any of the Issuers granted by the Company or any Subsidiary of the Company;

          (22) Liens granted to secure Indebtedness permitted to be incurred pursuant to clause (14) of the definition of Permitted Indebtedness;

          (23) Liens securing conditional sale, rental or purchase money obligations permitted to be incurred pursuant to Section 4.09, but only on the property that is the subject of such obligation;

          (24) Liens granted to secure Acquired Indebtedness permitted to be incurred pursuant to Section 4.09 that, by its terms, limits the recourse of the lender or lenders thereunder against the Company, its Restricted Subsidiaries and the Unrestricted Subsidiary Guarantors for the payment of such Indebtedness directly to the property or assets that were the subject of the transaction pursuant to which such Indebtedness was created;

      (25) Liens encumbering initial deposits and margin deposits, and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business;

      (26) any interest, right or title of a lessor, licensor or sublessor arising by operation of law or by any contract, provided that any such interest arising by contract shall (i) be customary and in the ordinary course of business, (ii) be limited in scope to the property subject to such contract and
(iii) secure only the obligations arising under such contract;

      (27) Liens solely on cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of inten or purchase agreement entered into by it in compliance with Section 4.09;

      (28) Liens to secure Indebtedness of foreign Subsidiaries permitted to be incurred under Section 4.09; and

      (29) Liens incurred in the ordinary course of business of the Company and its Subsidiaries with respect to obligations that do not exceed $3.0 million at any one time outstanding.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

      "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

      "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

      "Public Equity Offering" means any issuance of common stock by the Company or Parent (and, in the case of an issuance by Parent, only if the proceeds thereof are contributed to the Company) other than Disqualified Capital Stock that is registered pursuant to the Securities Act, other than issuances registered on Form S-8 and issuances registered on Form S-4, excluding issuances of common stock pursuant to employee benefit plans of the Company or otherwise as compensation to employees of the Company.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Qualified Proceeds" means any of the following or any combination of the following:

                                     -26-
      (1)  cash;

      (2)  Cash Equivalents;

      (3) any liabilities (as shown on the Company's or any of its Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities, liabilities that are subordinated to or rank equally with the notes or any guarantee thereof and liabilities that are incurred in connection with or in contemplation of the related Asset Sale) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that fully and unconditionally releases the Company or such Restricted Subsidiary from further liability;

      (4) assets (other than Investments) that are used or useful in a Permitted Business; and

      (5) the Capital Stock of any Person engaged in a Permitted Business if, in connection with the receipt by the Company or any Restricted Subsidiary of the Company of that Capital Stock,

      (a) that Person becomes a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company; or

      (b) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary.

      "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

      "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company outstanding at the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries or Unrestricted Subsidiary Guarantors (to the extent applicable) pursuant to the terms of this Indenture, but only to the extent that

          (1) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all;

          (2) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or
     (b) after the Maturity Date of the Notes;

          (3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Maturity Date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the Maturity Date of the Notes;

          (4) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

          (5) if such Indebtedness being refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness of the Company solely.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date by and among the Company, the Guarantors and Deutsche Bank Securities Inc. and CIBC World Markets Corp.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

          "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private
            -----------
Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.

          "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and
            -----------
deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

          "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

          "Responsible Trust Officer" means, when used with respect to the Trustee, any director, principal, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer within the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

          "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

          "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

          "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated under the Securities Act.

          "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by means of a capital lease and not an operating lease by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Indebtedness" means the Obligations (including, without limitation, Accrued Bankruptcy Interest) due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with

          (1) all Indebtedness of the Company owed to agents and lenders under the Credit Facility;

          (2) all obligations of the Company with respect to Hedging
     Obligations;

          (3) all obligations of the Company to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (4) all other Indebtedness of the Company which does not provide that it is to rank equally in right of payment to or subordinate to the Notes; and

          (5) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above.

          Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include

          (1) Indebtedness of the Company to any of its Subsidiaries (except to the extent pledged under the Credit Facility);

          (2) Indebtedness represented by the Notes;

          (3) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness;

          (4) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

          (5) Indebtedness incurred in violation of Section 4.09 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (5) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

          (6)  Indebtedness represented by Disqualified Capital Stock; and

          (7) any Indebtedness to or guaranteed on behalf of any stockholders, director, officer or employee of the Company or any Subsidiary of the Company.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Restricted Subsidiary" or "Significant Unrestricted Subsidiary Guarantor" means any Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contin-gent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subordinated Seller Debt" means any Indebtedness issued by the Company or any of its Subsidiaries in connection with an Acquisition permitted under this Indenture, which Indebtedness constitutes all or a portion of the purchase price for such Acquisition, issued on terms and conditions that provide, among other things, that such Indebtedness shall (a) be unsecured, (b) not pay cash interest or principal at any time prior to the Maturity Date of the Notes, (c) contain no creditor-like rights or remedies and (d) have a final maturity of no earlier than 90 days after the Maturity Date of the Notes.

          "Subsidiary" of any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (1) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (2) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes. Notwithstanding the foregoing, Mac World shall not be considered a Subsidiary of the Company or any of its Subsidiaries.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

          "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has
   -----------
the "Schedule of Exchanges of Interests in the Global Note" attached thereto and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

          "Unrestricted Subsidiary" means each of LaunchCo and InternetCo and any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that such other Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of ZD Publishing Holding, unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to the Company or that Restricted

Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and neither the Company nor any Restricted Subsidiary shall at any time

     (a) provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

     (b) be directly or indirectly liable for any Indebtedness of such Subsidiary,

     (c) be directly or indirectly liable for any other Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except in the case of clause (a) or (b) above to the extent

     (a) that the Company or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Indebtedness) pursuant to Section 4.09 and

     (b) the provisions of such guarantee and the incurrence of such Indebtedness otherwise would be permitted under Section 4.07.

          Any such designation by the Board of Directors shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to that designation and an Officers' Certificate certifying that designation complied with the fore-going conditions and was permitted by Section 4.07.

          The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of that Unrestricted Subsidiary and that designation shall only be permitted if

          (1)  that Indebtedness is permitted under Section 4.09; and

          (2) no Default or Event of Default would be in existence following that designation.

          "Unrestricted Subsidiary Guarantor" means LaunchCo and InternetCo.

          "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

          (1) the then outstanding aggregate principal amount of such Indebtedness into

          (2)  the sum of the total of the products obtained by multiplying

               (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

               (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary of that Person all the outstanding Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by that Person or by one or more Wholly Owned Restricted Subsidiaries of that Person or by that Person and one or more Wholly Owned Restricted Subsidiaries of that Person.

          "Wholly Owned Subsidiary" means any Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

          "WSP" means Willis Stein & Partners II, L.P., Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch, L.P. and Willis Stein & Partners Dutch III, L.P.

SECTION 1.02.  Other Definitions.
               -----------------

                                                         Defined in
                Term                                       Section
                ----                                       -------

        "Affiliate Transaction"..........................    4.11
        "Asset Sale Offer"...............................    4.10
        "Asset Sale Offer Amount"........................    4.10
        "Blockage Period"................................   10.03
        "Change of Control Offer"........................    4.15
        "Change of Control Payment Date".................    4.15
        "Covenant Defeasance"............................    8.03
        "Default Notice".................................   10.03
        "DTC"............................................    2.03
        "Event of Default"...............................    6.01
        "Excess Proceeds"................................    4.10
        "incur"..........................................    4.09
        "Legal Defeasance"...............................    8.02

                                                         Defined in
             Term                                         Section
             ----                                         -------

        "Offer Period"...................................    3.09
        "Paying Agent"...................................    2.03
        "Purchase Date"..................................    3.09
        "Registrar"......................................    2.03
        "Restricted Payments"............................    4.07


SECTION 1.03.    Trust Indenture Act Definitions.
                 -------------------------------

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  Rules of Construction.
               ---------------------

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2

                                   THE NOTES

SECTION 2.01.   Form and Dating.
                ---------------

            (a) General. The Notes and the Trustee's certificate of
                -------
authentication shall be substantially in the form of Exhibit A. The Notes may
                                                     ----------
have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

            The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b) Global Notes. Notes issued in global form shall be substantially
                ------------
in the form of Exhibit A-1 or A-2 (including the Global Note Legend thereon and
               -----------    ---
the "Schedule of Exchanges of Interests in the Global Note" or "Schedule of Exchanges of Interests in the Regulation S Temporary Global Note," as applicable, attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 (but without the Global Note Legend
                             -----------
thereon and without the "Schedule of Exchanges of Interests in the Global Note" or "Schedule of Exchanges of Interests in the Regulation S Temporary Global Note," as applicable, attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

            (c) Temporary Global Notes. Notes offered and sold in reliance on
                ----------------------
Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of (i) a written certifi-cate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(g)(i)), and (ii) an Officers' Certificate from the Company. Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

            (d) Euroclear and Clearstream Procedures Applicable. The provisions
                -----------------------------------------------
of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euro-clear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.02.  Execution and Authentication.
               ----------------------------

          One Officer shall sign the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate Notes for original issue in aggregate principal amount not to exceed $250,000,000 (other than as provided in Section 2.07) in one or more series upon a written order of the Company in the form of an Officers' Certificate. Each such written order shall specify the amount of Notes to be authenticated, whether the Notes are to be Initial Notes or Exchange Notes and whether the Notes are to be issued as Definitive Notes or Global Notes or such other information as the Trustee shall reasonably request.

          The Notes shall be issued only in fully registered form, without coupons and only in denominations of $1,000 and any integral multiple thereof. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.  Registrar and Paying Agent.
               --------------------------

            The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.  Paying Agent to Hold Money in Trust.
               -----------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest (including Liquidated Damages, if any) on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.  Holder Lists.
               ------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA (S) 312(a).

SECTION 2.06.  Transfer and Exchange.
               ---------------------

          (a) Transfer and Exchange of Global Notes. A Global Note may not be
              -------------------------------------
transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section
2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

          (b)  Transfer and Exchange of Beneficial Interests in the Global
               -----------------------------------------------------------
Notes. The transfer and exchange of beneficial interests in the Global Notes
-----
shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i)  Transfer of Beneficial Interests in the Same Global Note.
               --------------------------------------------------------
Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in
               ------------------------------------------------------------
Global Notes. In connection with all transfers and exchanges of beneficial
------------
interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Depositary either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

          (iii) Transfer of Beneficial Interests to Another Restricted Global
                -------------------------------------------------------------
Note. A beneficial interest in any Restricted Global Note may be transferred to
----
a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of
Section 2.06(b)(ii) above and the Registrar receives the following:

                (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the
                                               ---------
          certifications in item (1) thereof;

                (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the
                                     ---------
          certifications in item (2) thereof; and

               (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of

          Exhibit B hereto, including the certifications and certificates and
          ---------
          Opinion of Counsel required by item (3) thereof, if applicable.

         (iv) Transfer and Exchange of Beneficial Interests in a Restricted
              -------------------------------------------------------------
Global Note for Beneficial Interests in the Unrestricted Global Note. A
--------------------------------------------------------------------
beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary's book-entry system that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or
          (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                   (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in
                                     ---------
          item (1)(a) thereof; or

               (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;
                  ---------

     and, in each such case set forth in this subparagraph (D) if Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above issue and, upon receipt of a written authentication order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c)  Transfer or Exchange of Beneficial Interests for Definitive
               -----------------------------------------------------------
Notes.
-----

          (i)  Beneficial Interests in Restricted Global Notes to Restricted
               -------------------------------------------------------------
Definitive Notes. If any holder of a beneficial interest in a Restricted Global
----------------
Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

          (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C,
                                                                    ---------
     including the certifications in item (2)(a) thereof;

          (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (1)
                         ---------
     thereof;

          (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit
                                                                        -------
     B, including the certifications in item (2) thereof;
     -

          (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a)
                         ---------
     thereof;

          (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B, including the certifications, certificates and Opinion of
        ---------
     Counsel required by item (3) thereof, if applicable;

               (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(b)
                   ---------
          thereof; or

                (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B, including the
                                                 ---------
          certifications in item (3)(c) thereof,

     the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
     Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.


          (ii) Notwithstanding Sections 2.06(c)(i)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Beneficial Interests in Restricted Global Notes to Unrestricted
                ---------------------------------------------------------------
Definitive Notes. A holder of a beneficial interest in a Restricted Global Note
----------------
may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D)  the Registrar receives the following:

               (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest to a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C, including the
                                                      ---------
          certifications in item (1)(b) thereof; or

               (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B, including the certifications in item
                                ---------
          (4) thereof;


     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.


     (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted
          -----------------------------------------------------------------
Definitive Notes. If any holder of a beneficial interest in an Unrestricted
----------------
Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

     (d)  Transfer and Exchange of Definitive Notes for Beneficial Interests.
          ------------------------------------------------------------------

     (i)  Restricted Definitive Notes to Beneficial Interests in Restricted
          -----------------------------------------------------------------
Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange
------------
such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes de-livery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C,
                                                              ---------
          including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B, including the
                                                 ---------
          certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof;
                   ---------

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B, including the
                                                 ---------
          certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B, including the certifications,
                              ---------
          certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(b)
                       ---------
          thereof; or

               (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B, including the
                                                        ---------
          certifications in item (3)(c) thereof,

     the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
     (A) above, the appropriate Restricted Global Note, in the case of clause
     (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (ii) Restricted Definitive Notes to Beneficial Interests in
               ------------------------------------------------------
Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange
-------------------------
such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof;
               ---------
               or

                    (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B,
                                                                   ---------
               including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

         (iii)  Unrestricted Definitive Notes to Beneficial Interests in
                --------------------------------------------------------
Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may
-------------------------
exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a written authentication order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e)  Transfer and Exchange of Definitive Notes for Definitive Notes.
               --------------------------------------------------------------
Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i)  Restricted Definitive Notes to Restricted Definitive Notes. Any
               ----------------------------------------------------------
Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof;
                  ---------

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; and
          ---------

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B,
                                                               ---------
          including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any
               ------------------------------------------------------------
Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                 (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                 (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                 (D)  the Registrar receives the following:

                      (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C,
                                                                     ---------
                 including the certifications in item (1)(d) thereof; or

                      (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B,
                                                                     ---------
                 including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.


          (iii)  Unrestricted Definitive Notes to Unrestricted Definitive Notes.
                  -------------------------------------------------------------
A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f)    Exchange Offer. Upon the occurrence of the Exchange Offer in
                 --------------
accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amounts.

          (g)  Legends. The following legends shall appear on the face of all
               -------
Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i)  Private Placement Legend.
               ------------------------

               (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
               (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501 (a)(1), (2),
               (3) OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"),
               (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO ZIFF DAVIS MEDIA INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF ZIFF DAVIS MEDIA INC. SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE

                REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND ZIFF DAVIS MEDIA INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

                (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii),
          (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section
          2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii)  Global Note Legend. Each Global Note shall bear a legend in
                ------------------
substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

          (iii) Regulation S Temporary Global Note Legend. The Regulation S
                -----------------------------------------
Temporary Global Note shall bear a legend in substantially the following form:

          "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS

          SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S
          TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

          (h)    Cancellation and/or Adjustment of Global Notes. At such time as
                 ----------------------------------------------
all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount at maturity of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i)    General Provisions Relating to Transfers and Exchanges.
                 ------------------------------------------------------

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05).

          (iii) The Registrar shall not be required (A) to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of notice of redemption under
Section 3.03 and ending at the close of business on such day, or (B) to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of notice of redemption under
Section 3.03 and ending at the close of business on such day, or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07.  Replacement Notes.
               -----------------

          If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of a written authentication order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its reasonable out-of-pocket expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.  Outstanding Notes.
               -----------------

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.  Treasury Notes.
               --------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.  Temporary Notes.
               ---------------

          Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of a written authentication order pursuant to Section 2.02, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  Cancellation.
               ------------

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return canceled Notes to the Company. Certification of the destruction of all canceled Notes shall be delivered to the Company. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  Defaulted Interest.
               ------------------

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written re-quest of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  CUSIP Numbers.
               -------------

          The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE 3

                           REDEMPTION AND PREPAYMENT

SECTION 3.01.  Notices to Trustee.
               ------------------

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date an Officers' Certificate setting forth (i) the clause of Section 3.07 pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the redemption price,
(iv) the CUSIP numbers of the Notes to be redeemed and (v) that such redemption will comply with the conditions contained in this Article 3.

SECTION 3.02.  Selection of Notes to Be Redeemed.
               ---------------------------------

          If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. Notwithstanding the foregoing, if less than all of the Notes are to be redeemed pursuant to Section 3.07(b) or purchased pursuant to Section 3.09, the Trustee shall select the Notes to be redeemed among the Holders of the Notes on a pro rata basis or on as nearly apro rata basis as is practicable. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000. The provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  Notice of Redemption.
               --------------------

          Subject to the provisions of Section 3.09, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first-class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed, including CUSIP numbers, and shall state:

          (a)  the redemption date;

          (b) the redemption price and the amount of accrued and unpaid interest, if any, to be paid ;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d)  the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender of the applicable Note to the Paying Agent;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  Effect of Notice of Redemption.
               ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.  Deposit of Redemption Price.
               ---------------------------

          On or before 10:00 a.m. New York City time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption unless the payment thereof is prohibited by the provisions of Article 10. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

SECTION 3.06.  Notes Redeemed in Part.
               ----------------------

          Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.  Optional Redemption.
               -------------------

          (a) Except as provided in paragraph (b) below, the Notes shall not be redeemable at the Company's option prior to July 15, 2005. Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount thereof) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period commencing on July 15 of the years set forth below:

                                                                   Percentage
                                                                  of Principal
          Year                                                       Amount
          ----                                                    ------------
          2005...................................................   106.000%
          2006...................................................   104.000%
          2007...................................................   102.000%
          2008 and thereafter....................................   100.000%

          (b) Notwithstanding the foregoing, at any time, or from time to time, on or prior to July 15, 2003, the Company may, at its option, redeem up to 35% of the principal amount of Initial Notes issued under this Indenture at a redemption price of 112.000% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that at least 65% of the aggregate principal amount of Initial Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries);
and provided further that such redemption shall occur within 90 days after the consummation of any such Public Equity Offering.

          (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

SECTION 3.08.  Mandatory Redemption.
               --------------------

          The Company shall not be required to make mandatory redemption payments with respect to the Notes.

SECTION 3.09.  Offer to Purchase by Application of Asset Sale Offer Amount.
               -----------------------------------------------------------

          In the event that the Company shall be required to commence an Asset Sale Offer pursuant to Section 4.10, it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement or such longer period as may be required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the Asset Sale Offer Amount except as provided in Section 3.02 or, if Notes in an aggregate principal amount less than the Asset Sale Offer Amount have been tendered, all Notes validly tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Company shall send, by first-class mail, a notice of such Asset Sale Offer to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a)  that the Asset Sale Offer is being made pursuant to this Section
     3.09 and Section 4.10 and the length of time the Asset Sale Offer shall remain open;

          (b) the Asset Sale Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not validly tendered or accepted for payment shall continue to accrue interest;

          (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date and the only remaining right of the Holder is to receive payment of the purchase price upon surrender of the applicable Note to the Paying Agent;

          (e) that Holders electing to have a portion of a Note purchased pursuant to an Asset Sale Offer may only elect to have such Note purchased in integral multiples of $1,000;

          (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (based on amounts tendered and with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Notes were purchased only in part shall be issued a new Note or Notes in principal amount equal to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) in the name of the Holder thereof upon cancellation of the original Note.

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on apro rata basis to the extent necessary and, except as provided in Section 3.02, the Asset Sale Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered, all Notes or portions thereof validly tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 and Section 4.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

          To the extent that the provisions of any securities laws or regulations conflict with this Section 3.09 or Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.09 or Section 4.10.


                                   ARTICLE 4

                                   COVENANTS

SECTION 4.01.  Payment of Notes.
               ----------------

          The Company shall pay or cause to be paid the principal amount, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal amount, premium, if any, and interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal amount, premium, if any, and interest and Liquidated Damages, if any, then due unless the provisions of Article 10 hereof prohibit such payment. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and

Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  Maintenance of Office or Agency.
               -------------------------------

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.  Reports to Holders.
               ------------------

          Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of
Notes:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations.

          In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA (S) 314(a). In addition, for so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.  Compliance Certificate.
               ----------------------

          (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers'

Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  Payment of Taxes.
               ----------------

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.  Stay, Extension and Usury Laws.
               ------------------------------

          The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  Limitation on Restricted Payments.
               ---------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests other than

               (a) dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) or

               (b) dividends or distributions payable by a Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary of the Company;

          (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Restricted Subsidiaries (other than any of those Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

          (3) make any principal payment on or with respect to, or purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value in each case, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes (other than subordinated Indebtedness acquired in anticipation of satisfying any such payment) except in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing that Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); or

          (4) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of, and after giving effect to, such Restricted Payment:

               (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

               (b) the Company would, immediately after such Restricted Payment and after giving pro forma effect thereto as if that Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to EBITDA Ratio test set forth in
          Section 4.09; and

               (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (1) (to the extent that the declaration of any dividend referred to therein reduces amounts available for Restricted Payments pursuant to this clause (c)) and (2) through (15) of the next succeeding paragraph), is less than the sum, without duplication, of:

                   (1) 50% of the cumulative Consolidated Net Income of the
               Company for the period (taken as one accounting period) from the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of that Restricted Payment (or, if Consolidated Net Income for that period is a deficit, less 100% of the deficit); plus

                   (2) 100% of the Qualified Proceeds received by the Company on or after the Issue Date from contributions to the Company's capital or from the issue or sale since the Issue Date of Equity Interests of the Company or of Disqualified Capital Stock or convertible debt securities of the Company to the extent that they have been converted into those Equity Interests, other than

                       (i) Equity Interests, Disqualified Capital Stock or convertible debt securities sold to a Subsidiary of the Company;

                       (ii) Disqualified Capital Stock or convertible debt
                   securities that have been converted into Disqualified Capital Stock; and

                       (iii) the aggregate proceeds from the sale of Capital
                   Stock pursuant to the Make-Well Agreement and any such proceeds that are used to make Permitted Investments pursuant to clauses (9) and (12) of the definition of Permitted Investments; plus

                   (3) the amount equal to the net reduction in Investments (or net gain from Investments) in Persons after the Issue Date who are not Restricted Subsidiaries of the Company (other than Permitted Investments) resulting from:

                       (i) Qualified Proceeds received as a dividend, repayment of a loan or advance or other transfer of assets (valued at the fair market value thereof) to the Company or any of its Restricted Subsidiary from those Persons;

                       (ii) Qualified Proceeds received upon the sale or liquidation of those Investments; and

                       (iii) the redesignation of Unrestricted Subsidiaries
                   whose assets are used or useful in, or which is engaged in, one or more Permitted Business as Restricted Subsidiaries (valued, proportionate to the Company's equity interest in that Subsidiary, at the fair market value of the net assets of that Subsidiary at the time of that redesignation);

provided, however, that the sum of clauses (i), (ii) and (iii) above shall not exceed the aggregate amount of all such Investments made after the Issue Date.

          The foregoing provisions will not prohibit:

          (1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at said date of declaration, such payment would comply with all the provisions of this Indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness subordinated to the Notes or Equity Interests of the Company or any Restricted Subsidiary by conversion into, in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of Parent, the Company or any Restricted Subsidiary of the Company, as the case may be (other than any Disqualified Capital Stock);

          (3) the defeasance, redemption, repurchase, retirement or other acquisition of Indebtedness of the Company subordinated to the Notes with the net cash proceeds from an incurrence of, or in exchange for or by conversion into, Refinancing Indebtedness;

          (4) repurchase of Equity Interests deemed to occur upon exercise of stock options if those Equity Interests represent a portion of the exercise price of those options;

          (5) the payment to WSP and/or its Affiliates of no more than $500,000 in the aggregate per year in exchange for expenses and indemnities relating to the provision of management services and if no Default or Event of Default shall have occurred or be continuing or shall occur as a consequence thereof, the provision of the management services;

          (6) any purchase or redemption of Disqualified Capital Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Capital Stock of the Company or a Restricted Subsidiary that is permitted to be incurred pursuant to Section 4.09;

          (7) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the notes pursuant to
     Section 4.15 (including the purchase of the notes tendered), any purchase or redemption of subordinated Indebtedness required pursuant to the terms thereof as a result of such Change of Control at a purchase price not to exceed the outstanding principal amount thereof, plus any accrued and unpaid interest;provided,however, that (A) at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom), (B) the Company would be able to incur an additional $1.00 of Indebtedness pursuant to the Debt to EBITDA Ratio test set forth in Section 4.09 after giving pro forma effect to such Restricted Payment and (C) such purchase or redemption shall be included in the calculation of the amount of Restricted Payments pursuant to clause (c) above;

          (8) payments not to exceed $250,000 in the aggregate solely to enable the Company to make payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock;

          (9) Restricted Payments in connection with the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent or any of its Subsidiaries held by any directors or employees, former employees and their estates, spouses and former spouses or to make payments on Management Redemption Debt in an aggregate cash amount not to exceed the sum of (i) $2.0 million during any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years), plus (ii) the aggregate net cash proceeds received from the proceeds of any "key-man" life insurance policies;

          (10) Restricted Payments in connection with the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent or any of its Subsidiaries held by directors or employees, former employees and their estate, spouses and former spouses in exchange for Management Redemption Debt permitted to be incurred under Section 4.09;

          (11) Restricted Payments to Parent to permit Parent to pay taxes, salaries, directors fees, indemnities and expenses and other corporate expenses in the ordinary course of its business;

          (12) the declaration and payment of dividends solely in shares of Capital Stock (other than Disqualified Capital Stock);

          (13) the declaration and payment of noncash dividends on Disqualified Capital Stock incurred without violation of this Indenture;

          (14) pro rata dividends or other distributions made by a Subsidiary of the Company to minority shareholders;

          (15) the Company or any Restricted Subsidiary from purchasing all (but not less than all), of the Capital Stock or other ownership interests in a Subsidiary of the Company, excluding directors' qualifying shares, that were not previously owned by the Company or a Subsidiary of the Company, such that after giving effect to such purchase such Subsidiary becomes a Restricted Subsidiary of the Company;

          (16) Restricted Payments in connection with the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent or any of its Subsidiaries in connection with the cancellation of Indebtedness owed by the holder of such Equity Interests to Parent or any of its Subsidiaries; and

          (17) other Restricted Payments in an aggregate amount not to exceed $5.0 million.

     The amount of

               (1) all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or that Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment and

               (2) Qualified Proceeds (other than cash) shall be the fair market value on the date of receipt thereof by the Company of those Qualified Proceeds.

          The fair market value of any non-cash Restricted Payment in excess of $5.0 million shall be determined by the Board of Directors of the Company, whose Board Resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based on an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million.

          Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section were computed.

SECTION 4.08. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
               ---------------------------------------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries or Unrestricted Subsidiary Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company or any of the Unrestricted Subsidiary Guarantors to:

     (a) pay dividends or make any other distributions to the Company or any Restricted Subsidiary of the Company (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits;

     (b) repay any Indebtedness or any other obligation owed to the Company or any Restricted Subsidiary of the Company;

     (c) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries; or

     (d) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries; except for such encumbrances or restrictions existing under or by reason of

               (1) encumbrances or restrictions existing at the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect at the Issue Date or not materially more restrictive (including without limitation pursuant to the Credit Facility);

               (2) this Indenture, the Notes and the Guarantees;

               (3) Applicable Law;

               (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired;

               (5) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business;

               (6) Refinancing Indebtedness;provided that such restrictions are not materially more restrictive than those contained in the agreements governing the Indebtedness being refunded, refinanced or extended;

               (7) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

               (8) customary restrictions contained in Disqualified Capital Stock permitted to be incurred and in any other Capital Stock;

               (9) customary restrictions in Capital Expenditure Indebtedness, Capitalized Lease Obligations, security agreements or mortgages securing Indebtedness of the Company or a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Capital Expenditure Indebtedness, Capitalized Lease Obligations, security agreements and mortgages;

               (10) customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; or

               (11) restrictions contained in agreements governing Indebtedness incurred by foreign Subsidiaries permitted to be incurred under
          Section 4.09 herein.

SECTION 4.09.  Limitation on Incurrence of Additional Indebtedness.
               ---------------------------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries or Unrestricted Subsidiary Guarantors to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue shares of Disqualified Capital Stock and any Restricted Subsidiary of the Company that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if the Debt to EBITDA Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which that additional Indebtedness is incurred or that Disqualified Capital Stock is issued would have been less than 5.50 to
1.0 determined on a consolidated pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of that four-quarter period.

SECTION 4.10.  Limitation on Asset Sales.
               -------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries or Unrestricted Subsidiary Guarantors to, directly or indirectly, consummate an Asset Sale unless:

          (1) the Company or the Subsidiary, as the case may be, receives consideration at the time of that Asset Sale at least equal to the fair market value (evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2) at least 75% of the consideration therefor received by the Company or the Subsidiary is in the form of cash or Cash Equivalents.

     For the purposes of this provision, each of the following shall be deemed to be cash:

               (i) any liabilities, as shown on the Company's or the Subsidiary's most recent balance sheet, of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or the Subsidiary from further liability; and

               (ii) any securities, notes or other obligations received by the Company or the Subsidiary from the transferee that are converted within 270 days of their receipt by the Company or the Subsidiary into cash or Cash Equivalents, but only to the extent of the cash or Cash Equivalents received.

          The 75% limitation referred to in clause (2) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with subclauses (i) and (ii) above, is equal to or greater than what the after-tax proceeds would have been had that Asset Sale complied with the aforementioned 75% limitation.

          Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the Subsidiary, as the case may be, shall apply the Net Proceeds, at its option (or to the extent the Company is required to apply the Net Proceeds pursuant to the terms of the Credit Facility), to:

          (1) repay or purchase Senior Indebtedness and, if the Senior Indebtedness repaid is Indebtedness under a revolving line of credit, to correspondingly reduce commitments with respect thereto; or

          (2) (i) an investment in property, the making of a capital expenditure or the acquisition of assets that are used or useful in a Permitted Business; or

               (ii) the acquisition of Capital Stock of any Person primarily engaged in a Permitted Business if as a result of the acquisition that Person becomes a Subsidiary of the Company.

          Pending the final application of any Net Proceeds, the Company may temporarily reduce Indebtedness or otherwise invest those Net Proceeds in any manner that is not prohibited by this Indenture.

          Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of the second preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (the "Asset Sale Offer Amount"), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase, in accordance with the procedures set forth in Section 3.09.

          To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company, its Restricted Subsidiaries and the Unrestricted Subsidiary Guarantors, as applicable, may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof in connection with an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in accordance with the procedures set forth in Section 3.09. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to an Asset Sale Offer, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

SECTION 4.11. Limitation on Transactions with Affiliates.
              ------------------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries or Unrestricted Subsidiary Guarantors to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $1.0 million, unless:

          (1) that Affiliate Transaction is on terms that are not materially less advantageous to the Company or that Subsidiary than those that would have been obtained in a comparable transaction by the Company or that Subsidiary with an unrelated Person; and

          (2) the Company delivers to the Trustee:

              (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a Board Resolution set forth in an Officers' Certificate certifying that the relevant Affiliate Transaction complies with clause (1) above and that the Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; or

              (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions (other than sales of Equity Interests) involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the holders of that Affiliate

          Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

          Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

          (1) customary directors' fees and expenses, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (2) transactions between or among the Company and/or its Restricted Subsidiaries or any other Guarantor;

          (3) payments of customary fees by the Company or any of its Restricted Subsidiaries to investment banking firms, financial consultants and financial advisors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures that are approved by a majority of the Board of Directors in good faith;

          (4) any agreement as in effect on the date of this Indenture or any amendment thereto (so long as that amendment is not disadvantageous to the Noteholders in any material respect) or any transaction contemplated thereby;

          (5) payments and transactions in connection with the Credit Facility (including commitment, syndication and arrangement fees payable thereunder) and this Indenture (including underwriting discounts and commissions in connection therewith) and the application of the proceeds thereof, and the payment of the fees and expenses with respect thereto;

          (6) payments under any tax-sharing agreement or arrangement among the Company and other members of the affiliated group of corporations of which the Company is the common parent;

          (7) the issuance or sale of Capital Stock (other than Disqualified Capital Stock) otherwise permitted hereunder;

          (8) contracts between the Company and/or any of its Restricted Subsidiaries and any Unrestricted Subsidiary Guarantor with respect to any management services or administrative services provided by the Company and/or any of its Restricted Subsidiaries and any Unrestricted Subsidiary Guarantor;

          (9) Restricted Payments that are not prohibited by this Indenture and any Permitted Investments; and

          (10) transactions permitted by the provisions described in Section
     5.01 herein.

SECTION 4.12.  Limitation on Liens.
               -------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries or Unrestricted Subsidiary Guarantors to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or any of its Restricted Subsidiaries or its Unrestricted Subsidiary Guarantors or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary or its Unrestricted Subsidiary Guarantors acquired that secures Indebtedness ranking equally in right of payment or subordinated to the Notes unless the Notes are equally and ratably secured.

SECTION 4.13.  Conduct of Business.
               -------------------

          The Company and its Restricted Subsidiaries shall not engage in any business that is not a Permitted Business.

SECTION 4.14.  Corporate Existence.
               -------------------

          Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries and its Unrestricted Subsidiary Guarantors, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary or Unrestricted Subsidiary Guarantor and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries and its Unrestricted Subsidiary Guarantors; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries or its Unrestricted Subsidiary Guarantors, if the Board of Directors shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries and its Unrestricted Subsidiary Guarantors, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15.  Offer to Repurchase upon Change of Control.
               ------------------------------------------

          (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

          Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things:

                    (i) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

               (ii) the Change of Control Payment and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed (the "Change of Control Payment Date"));

               (iii) that any Note not tendered will continue to accrue interest;

               (iv) that, unless the Company defaults in the payment of the Change of Control Payment, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

               (v) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;

               (vi) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

               (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

               (viii) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

               (ix)   the name and address of the Paying Agent.

          (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the applicable Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          Prior to the mailing of the notice referred to in Section 4.15(a) above, but in any event within 30 days following any Change of Control, the Company covenants to:

          (1) repay in full and terminate all commitments under Indebtedness under the Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Facility and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender that has accepted such offer; or

          (2) obtain the requisite consents under the Credit Facility and all other Senior Indebtedness to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company's failure to comply with the covenant described in the immediately preceding sentence shall constitute an Event of Default described in clause (d) and not in clause (b) under
     Section 6.01.

          (c) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue thereof.

SECTION 4.16. No Senior Subordinated Indebtedness.
              -----------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary that is a Guarantor or any Unrestricted Subsidiary Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or such Guarantor's Guarantee, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

SECTION 4.17. Future Guarantees by Restricted Subsidiaries.
              --------------------------------------------

          If the Company or any of its Restricted Subsidiaries shall acquire or create another domestic Restricted Subsidiary after the date of this Indenture, then such newly acquired or created Subsidiary shall execute and deliver to the Trustee a Guarantee of the Notes in the form set forth in this Indenture and a supplemental indenture substantially in the form set forth in this Indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes on the terms set forth in such supplemental indenture.

SECTION 4.18.  Make-Well Agreement.
               -------------------

          The Company shall comply with the terms of the Make-Well Agreement and agrees that in the event it repays Indebtedness under the Credit Facility pursuant to the Make-Well Agreement, it will effect a corresponding permanent reduction in the commitments under the Credit Facility.

                                   ARTICLE 5

                                  SUCCESSORS

SECTION 5.01.  Merger, Consolidation and Sale of Assets.
               ----------------------------------------

          The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

          (1) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which that sales, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than the Company or a wholly-owned subsidiary) or the Person to which that sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to an amendment in a form reasonably satisfactory to the Trustee;

          (3) immediately after that transaction no Default or Event of Default exists; and

          (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which that sale, assignment, transfer, conveyance other disposition shall have been made will, at the time of such transaction and after givingpro forma effect thereto as if the transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to EBITDA Ratio test set forth in Section 4.09.

          The foregoing clause (4) will not prohibit

          (a) a merger between the Company and a Wholly Owned Subsidiary of the Company created for the purpose of holding the Capital Stock of the Company;

          (b) a merger between the Company and a Wholly Owned Restricted Subsidiary; or

          (c) a merger between the Company and an Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as, in the case of clauses (a), (b) and (c), the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02.  Successor Corporation Substituted.
                --------------------------------

          Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section
5.01 in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default.
               -----------------

          "Events of Default" are:

          (a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days (whether or not such payment is otherwise then permitted by the subordination provisions of
     Article 10 herein);

          (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at its Maturity (whether or not such payment is otherwise then permitted by Article 10 herein);

          (c) the Company or any Restricted Subsidiary or any Unrestricted Subsidiary Guarantor fails to observe or perform any other covenant or other agreement in this Indenture, the Notes or the Guarantees and such failure continues for a period of 45 days after the Company has received a written notice of such failure from the Trustee, which notice must specify the failure, demand that it be remedied and state that the notice is a "Notice of Default" (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (d)  a default occurs under the Make-Well Agreement;

          (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries, whether such Indebtedness now exists, or is created after the date of this Indenture, which default (i) constitutes a failure to pay principal thereof at final maturity (a "Payment Default"), which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice by any Holder, or which acceleration shall not be rescinded or annulled within 20 days after written notice to the Company of such default by any Holder or
     (ii) shall have resulted in such Indebtedness being accelerated or otherwise becoming or being declared due and payable prior to its stated maturity which acceleration has not been rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Subsidiary of notice of any such acceleration and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries or any such Unrestricted Subsidiary Guarantor and such judgment or judgments remain unpaid, undischarged or otherwise unsatisfied for a period (during which execution shall not be effectively stayed) of 60 consecutive days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million; or

          (g) any Guarantee of a Restricted Subsidiary or any Unrestricted Subsidiary Guarantor ceases to be in full force and effect or any Guarantee of such a Subsidiary is declared to be null and void and unenforceable or any Guarantee of such a Subsidiary is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with Section 11.06);

          (h) the Company or any of its Significant Restricted Subsidiaries or Significant Unrestricted Subsidiary Guarantors pursuant to or within the meaning of Bankruptcy laws;

                    (i)   commences a voluntary case;

                    (ii) consents to the entry of an order for relief against it in an involuntary case;

                    (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or

                    (iv) makes a general assignment for the benefit of its creditors; or

          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against the Company or any of its Significant Restricted Subsidiaries or Significant Unrestricted Subsidiary Guarantors;

                    (ii) appoints a custodian of the Company or any of its Significant Restricted Subsidiaries or Significant Unrestricted Guarantors or for all or substantially all of the property of the Company or any of its Significant Restricted Subsidiaries or Significant Unrestricted Guarantors; or

                    (iii) orders the liquidation of the Company or any of its Significant Restricted Subsidiaries or Significant Unrestricted Guarantors;

     and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02.  Acceleration.
               ------------

          If an Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01) occurs and is continuing, then and in every such case the Trustee or the Holders of 25% or more in principal amount of the then outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal amount and any accrued interest (i) shall become immediately due and payable or (ii) if there are any amounts outstanding or owing under or in respect of the Credit Facility or any commitments remain in effect under the Credit Facility, shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Credit Facility and five Business Days after receipt by the Company and the Trustee of notice of the acceleration of the Notes. For the avoidance of doubt, if any Payment Default or acceleration that constitutes an Event of Default under clause (f) of Section 6.01 shall have occurred and prior to any acceleration such Payment Default shall have been cured or waived or such acceleration shall have been rescinded, then from and after such cure, waiver or rescission, such Event of Default shall no longer be deemed to be continuing. If an Event of Default specified in clause (h) or (i) of Section 6.01 occurs and is continuing with respect to the Company, the principal amount of and any accrued interest on the outstanding Notes shall automatically, and without any declaration or other action, become immediately due and payable.

          At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of the Notes, by written notice to the Company, may rescind and annul such declaration and its consequences if:

          (a)  the Company has paid a sum sufficient to pay:

                    (i) all overdue interest on all Notes (other than as a result of acceleration);

                    (ii) the principal of (and premium, if any, on) any Notes that have become due otherwise than by such declaration of acceleration (including any Notes required to have been purchased pursuant to an offer to purchase that the Company is required to make hereunder) and any interest thereon at the rate borne by the Notes; and

                    (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided therefor in the Notes (other than as a result of acceleration); and

          (b) all Events of Default, other than the nonpayment of the principal amount of Notes and interest thereon that have become due solely by such declaration of acceleration, have been cured or waived.

SECTION 6.03.  Other Remedies.
               --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Defaults.
               -----------------------

          The Holders of not less than a majority in aggregate principal amount of the Notes then outstanding may, by notice to the Trustee, on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

          (a) in the payment of the principal (or premium, if any) or interest on any Note (including any Note which is required to have been purchased pursuant to an offer to purchase that the Company is required to make under this Indenture); or

          (b) in respect of a Section of this Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  Control by Majority.
               -------------------

          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

          In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification from the Company satisfactory to it in its sole discretion against any fees, loss, liability, cost or expense caused by taking such action or following such direction.

SECTION 6.06.  Limitation on Suits.
               -------------------

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.  Rights of Holders of Notes to Receive Payment.
               ---------------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  Collection Suit by Trustee.
               --------------------------

          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal amount of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any amounts due the Trustee under Section 7.07.

SECTION 6.09.  Trustee May File Proofs of Claim.
               --------------------------------

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  Priorities.
               ----------

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
     Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal amount, premium and Liquidated Damages, if any, and interest, ratably, without preference or

                                      -80

          priority of any kind, according to the amounts due and payable on the Notes for principal amount, premium and Liquidated Damages, if any and interest, respectively; and

               Third: to the Company or to such party as a court of competent jurisdiction shall direct.

               The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.
               ---------------------

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12.  Restoration of Rights and Remedies.
               ----------------------------------

               If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE 7

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.
               -----------------

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b) Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

               (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section.

               (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture or to take any action at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

               (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of Trustee.
               -----------------

               (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or opinion of such counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

               (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.  Individual Rights of Trustee.
               ----------------------------

               The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.
               --------------------

               The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  Notice of Defaults.
               ------------------

               (a) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Responsible Trust Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

               (b) If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 30 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.  Reports by Trustee to Holders of the Notes.
               ------------------------------------------

               Within 60 days after each May 15 beginning with May 15, 2001, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

               A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.  Compensation and Indemnity.
               --------------------------

               The Company and the Guarantors shall jointly and severally pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall jointly and severally reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

               The Company and the Guarantors shall jointly and severally indemnify the Trustee, its directors, officers [,agents]1 and employees, and each predecessor Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of this trust and its duties under this Indenture, including the costs and expenses (including reasonable attorney's fees) of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company and the Guarantors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or ex-

_______________________
/1/ To be reviewed by Company Counsel.

pense may be attributable to its negligence or bad faith. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Guarantors shall not relieve the Company and the Guarantors of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

               The obligations of the Company and the Guarantors under this
Section 7.07 shall survive the resignation and removal of the Trustee and the satisfaction and discharge of this Indenture.

               To secure the Company's and the Guarantors' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

               The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

SECTION 7.08.  Replacement of Trustee.
               ----------------------

               A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

               The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

               (a)   the Trustee fails to comply with Section 7.10;

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a custodian or public officer takes charge of the Trustee or its property; or

               (d)   the Trustee becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the suc-cessor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's and the Guarantors' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, etc.
               ---------------------------------

               If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

               In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.  Eligibility; Disqualification.
               -----------------------------

               There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

               This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA
(S) 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect specified in this Article 7

SECTION 7.11.  Preferential Collection of Claims Against Company.
               -------------------------------------------------

               The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                   ARTICLE 8

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.
               --------------------------------------------------------

               The Company may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.  Legal Defeasance and Discharge.
               ------------------------------

               Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

               (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04(a), and as more fully set forth in such Section, payments in respect of the principal amount of, premium, if any, and interest on such Notes when such payments are due,

               (b)   the Company's obligations with respect to such Notes under
          Article 2 and Section 4.02,

               (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, and

               (d)  this Article 8.

               Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

SECTION 8.03.  Covenant Defeasance.
               -------------------

               Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 4.17 with respect to the outstanding
Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03 and subject to the satisfaction of the conditions set forth in Section 8.04, the failure to comply with the terms of Sections 6.01(e) and 6.01(f) shall not constitute Events of Default.

SECTION 8.04.  Conditions to Legal or Covenant Defeasance.
               ------------------------------------------

               The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

               (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, in each case in accordance with the terms of this Indenture and the Notes;

               (b) in the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                     (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                     (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) in the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Section 6.01(h) or (i) are concerned, at any time in the period ending on the 91st day after the date of deposit;

               (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Hold Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

               (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

               (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that:

                     (i) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under this Indenture; and

                     (ii) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

               Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due an payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
               --------------------------------------------------------------

               Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal amount, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

               Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.  Satisfaction and Discharge.
               --------------------------

               This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when

(1) either:

             (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

             (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, pursuant to an optional redemption notice or otherwise, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2) the Company has paid all other sums payable under this Indenture by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.07.  Repayment to Company.
               --------------------

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.08.  Reinstatement.
               -------------

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with

Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.09.  Survival.
               --------

          The Trustee's rights under this Article 8 shall survive termination of this Indenture.

                                   ARTICLE 9

                       AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  Without Consent of Holders of Notes.
               -----------------------------------

          Notwithstanding Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Guarantees or the Notes without the consent of any Holder of a Note:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 (including the related definitions) in a manner that does not materially adversely affect any Holder;

          (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company or a Guarantor pursuant to Article 5 or Article 11;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (f) to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes; or

          (g) to evidence and provide for the acceptance of appointment under this Indenture of a successor Trustee.

          Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 and 9.06, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  With Consent of Holders of Notes.
               --------------------------------

          Except as provided in this Section 9.02, this Indenture, the Guarantees and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

          Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.06, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Note;

          (c) reduce the principal of or change or have the effect of changing the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes;

          (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to the right of each Holder of Notes to receive payments of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment;

          (g) after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred;

          (h) modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders;

          (i) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

          (j) make any change in the foregoing amendment and waiver provisions (except to increase any percentage set forth therein).

SECTION 9.03.  Compliance with Trust Indenture Act.
               -----------------------------------

          Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.  Revocation and Effect of Consents.
               ---------------------------------

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.  Notation on or Exchange of Notes.
               --------------------------------

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  Trustee to Sign Amendments, etc.
               -------------------------------

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by
Section 12.04, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10

                                 SUBORDINATION

SECTION 10.01. Agreement to Subordinate.
               ------------------------

          The Company covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, (i) that all Notes shall be issued subject to the provisions of this Article 10, and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior In-debtedness, including, without limitation, the Company's obligations under the Credit Facility and (ii) that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness, and that each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Notes.

SECTION 10.02. Liquidation; Dissolution; Bankruptcy.
               ------------------------------------

          (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Indebtedness shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

          (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by Section 10.02(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respec-tive amount of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article 5.

SECTION 10.03. Default on Designated Senior Indebtedness.
               -----------------------------------------

          (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Senior Indebtedness, no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness, permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Indebtedness gives notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Indebtedness terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall
(x) make any payment of any kind or character with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 10.03(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Indebtedness, if any, received from the holders of Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Indebtedness.

          Nothing contained in this Article 10 shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Indebtedness thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

SECTION 10.04. Acceleration of Notes.
               ---------------------

          If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 10.05. When Distribution Must Be Paid Over.
               -----------------------------------

          In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when such payment is prohibited by Section 10.02 or 10.03, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in cash or Cash Equivalents in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06. Notice by Company.
               -----------------

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this
Article 10 (although the failure to give any such notice shall not affect the subordination provision of this Article 10). Regardless of anything to the contrary contained in this Article 10 or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until a Responsible Trust Officer of the Trustee shall have received notice in writing from the Company, or from a holder of Senior Indebtedness or a Representative therefor, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume that no such facts exist.

SECTION 10.07. Subrogation.
               -----------

          Subject to the payment in full in cash or Cash Equivalents of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article 10 which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

SECTION 10.08. Relative Rights.
               ---------------

          Nothing contained in this Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets or securities of the Company referred to in this Article 10, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any liquidation, dissolution, winding-up or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. Nothing in this Article 10 shall apply to the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section
7.07. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.09. Subordination May Not Be Impaired by Company.
               --------------------------------------------

          (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without limiting the generality of subsection (a) of this Section 10.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place, terms or time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 10.10. Distribution or Notice to Representative.
               ----------------------------------------

          Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 10.

SECTION 10.11. Rights of Trustee and Paying Agent.
               ----------------------------------

          Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless a Responsible Trust Officer of the Trustee shall have received at the Corporate Trust Office at least one Business Day prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10 (although the receipt of such payment shall otherwise be subject to the applicable provisions of this Article 10). Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee in its capacity as such under or pursuant to Section
7.07. Nothing in this Section 10.11 is intended to or shall relieve any Holder of Notes from the obligations imposed under Section 10.05 with respect to other distributions received in violation of the provisions hereof.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12. Authorization to Effect Subordination.
               -------------------------------------

          Each Holder of the Notes by such Holder's acceptance thereof authorizes and expressly directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article 10, and appoints the Trustee such Holder's attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company tending towards liquidation or reorganization of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of such Holder's Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in any proceeding referred to in Section 6.09 prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Hold-

                                     -101

ers of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.13. Amendments.
               ----------

          The provisions of this Article 10 shall not be amended or modified without the written consent of the majority of the lenders under the Credit Facility.

                            ARTICLE 11

                           GUARANTEES

SECTION 11.01. Guarantee.
               ---------

          Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture or pursuant to Section 11.06.

          If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

SECTION 11.02. Subordination of Guarantee.
               --------------------------

          The Obligations of each Guarantor under its Guarantee pursuant to this
Article 11 shall be junior and subordinated to the Senior Indebtedness of such Guarantor on the same basis as the Notes are junior and subordinated to the Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including
Article 10 and the holders of Senior Indebtedness shall have the same rights and remedies provided for in Article 10.

SECTION 11.03. Limitation on Guarantor Liability.
               ---------------------------------

          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 11.04. Execution and Delivery of Guarantee.
               -----------------------------------

          To evidence its Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each
            ---------
Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President, any Vice President, Secretary or Treasurer.

          Each Guarantor hereby agrees that its Guarantee set forth in Section
11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

          In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.17, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Guarantees in accordance with Section 4.17 and this Article 11, to the extent applicable.

SECTION 11.05. Guarantors May Consolidate, etc., on Certain Terms.
               --------------------------------------------------

          No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

          (a) subject to the other provisions of this Section the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture, the Registration Rights Agreement and the Guarantee on the terms set forth herein or therein;

          (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (c) the Company would be permitted, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.09.

          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

          Except as set forth in Articles 4 and 5, and notwithstanding clause
(c) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

SECTION 11.06. Releases Following Certain Events.
               ---------------------------------

          In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee;provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

          Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                  ARTICLE 12

                                 MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls.
               ----------------------------

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

SECTION 12.02. Notices.
               -------

          Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company and/or any Guarantor:

          Ziff Davis Media Inc.
          28 East 28th Street
          New York, New York 10015
          Attention: General Counsel

          with copies to:

          Kirkland & Ellis
          AON Center
          200 E. Randolph Drive
          Chicago, Illinois 60606
          Attention: John Weissenbach

          If to the Trustee:

          Bankers Trust Company
          4 Albany Street
          4th Floor
          New York, New York 10006
          Attention: Corporate Trust Administration

          The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, post age prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03. Communication by Holders of Notes with Other Holders of Notes.
               -------------------------------------------------------------

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.
               --------------------------------------------------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05. Statements Required in Certificate or Opinion.
               ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA
(S) 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has or they have made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06. Rules by Trustee and Agents.
               ---------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. No Personal Liability of Directors, Officers, Employees and
               Stockholders.
               -----------------------------------------------------------

          No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08. Governing Law.
               -------------

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 12.09. No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. Successors.
               ----------

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11. Severability.
               ------------

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12. Counterpart Originals.
               ---------------------

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13. Table of Contents, Headings, etc.
               --------------------------------

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Dated as of July 21, 2000

                                   ZIFF DAVIS MEDIA INC.

                                   By: /s/ Robert L. Madore
                                       ---------------------------
                                       Name: Robert L. Madore
                                       Title: SVP & CFO

                                   ZIFF DAVIS PUBLISHING HOLDINGS INC.
                                   ZIFF DAVIS PUBLISHING INC.
                                   ZIFF DAVIS INTERNET INC.
                                   ZIFF DAVIS DEVELOPMENT INC.
                                   ETESTING LABS INC.,
                                        as Guarantors


                                   By: /s/ Robert L. Madore
                                       ---------------------------
                                       Name: Robert L. Madore
                                       Title: SVP & CFO

                                   BANKERS TRUST COMPANY, as Trustee

                                   By: /s/ Wanda Camacho
                                       ---------------------------
                                       Name: Wanda Camacho
                                       Title: Authorized Signatory

                                                                     EXHIBIT A-1
                                                                     -----------

                             [FORM OF GLOBAL NOTE]

                             ZIFF DAVIS MEDIA INC.
                    12% SENIOR SUBORDINATED NOTES DUE 2010



No. [ ]                                                        CUSIP: [        ]
$[       ]

     ZIFF DAVIS MEDIA INC., a corporation incorporated under the laws of the State of Delaware, promises to pay to CEDE & CO. or their registered assigns,
the principal sum of [       ] Dollars on July , 2010.

     Interest Payment Dates: January 15 and July 15, commencing January 15,
     2001.

     Record Dates: January 1 and July 1.

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer.

                                   ZIFF DAVIS MEDIA INC.

                                   BY:  ________________________________
                                        Name:
                                        Title:

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

BANKERS TRUST COMPANY,
 as Trustee

By: ______________________________________  Dated:       , 2000
    Name:
    Title: Authorized Signatory

                             ZIFF DAVIS MEDIA INC.
                    12% Senior Subordinated Notes due 2010

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. INTEREST. Ziff Davis Media Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 12% per annum from July 21, 2000 until maturity and shall pay the Liquidated
--- -----
Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance;provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date;provided, further, that the first Interest Payment Date shall be January 15, 2001. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it
                            --- -----
shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on January 1 or July 1 immediately preceding the applicable Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payments of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND REGISTRAR. Initially, Bankers Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. INDENTURE. The Company issued the Notes under an Indenture dated as of July 21, 2000 (the "Indenture") among the Company, the Guarantors named therein and the Trustee.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company.

          5. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture.

          6.    Optional Redemption.

          (a) Except as set forth in subparagraph (b) of this Paragraph 6, the Notes will not be redeemable before July 15, 2005. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof), if redeemed during the twelvemonth period commencing on July 15 of the years indicated below:

                                                    Percentage
                                                   of Principal
          Year                                         Amount
          ----                                     ------------

          2005..................................      106.000%
          2006..................................      104.000%
          2007..................................      102.000%
          2008 and thereafter...................      100.000%


          In addition, the Company must pay all accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed.

          (b) Notwithstanding the foregoing, at any time, or from time to time, on or prior to July 15, 2003, the Company may, at its option, redeem up to 35% of the principal amount of Initial Notes issued under this Indenture at a redemption price of 112.000% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings;provided that at least 65% of the aggregate principal amount of Initial Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries);
and provided further that such redemption shall occur within 90 days after the consummation of any such Public Equity Offering.

          7. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

          8.    Repurchase at Option of Holder.

          (a) If a Change of Control occurs, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described in the Indenture (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase. Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, a notice to each Holder, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date").

          (b) If the Company or a Subsidiary consummates any Asset Sale, under certain circumstances the Company is required to commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture. The offer price for the Notes (the "Asset Sale Offer Amount") will be at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company (or such Subsidiary) may use such remaining Asset Sale Offer Amount for general corporate purposes or for any other purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Asset Sale Offer Amount, the Trustee shall select the Notes to be purchased on apro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          9. Notice of Redemption. Notice of redemption will be mailed, by first-class mail, at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption, unless the Company fails to make such payment.

          10. Registration Rights. Pursuant to the Registration Rights Agreement by and among the Company, the Guarantors and the Initial Purchasers, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 12% Senior Subordinated Notes due 2010 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain Liquidated Damages payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          12. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          13. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes or to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee.

          14. Defaults and Remedies. Events of Default include (in summary form): (i) the failure to pay interest on any Notes when the same becomes due and payable if the default continues for a period of 30 days, whether or not such payment shall be prohibited by Article 10 of the Indenture; (ii) the failure to pay the principal on any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer on the date specified for such payment in the applicable offer to purchase), whether or not such payment shall be prohibited by Article 10 of the Indenture; (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture if the default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;
 (iv) a default under the Make-Well Agreement; (v) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, which failure continues for at least 20 days, or the acceleration of the final stated maturity of any such Indebtedness, which acceleration remains uncured and unrescinded for at least 20 days, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, (in each case with respect to which the 20-A-6 day period described above has passed) aggregates $10.0 million or more at any time; (vi) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries or Unrestricted Subsidiary Guarantors and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vii) certain events of bankruptcy affecting the Company or any of its Significant Restricted Subsidiaries or Unrestricted Subsidiary Guarantors and (viii) any Guarantee of a Restricted Subsidiary or Unrestricted Subsidiary Guarantor ceases to be in full force and effect or any Guarantee of a Restricted Subsidiary or Unrestricted Subsidiary Guarantor is declared to be null and void and unenforceable or any Guarantee of a Restricted Subsidiary or Unrestricted Subsidiary Guarantor is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium or additional interest, if any, or interest on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          15. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          16. No recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the en-tireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Ziff Davis Media Inc.
          28 East 28th Street
          New York, New York 10015
          Attention: General Counsel

Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


________________________________________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:____________

                                        Your Signature:_________________________
                                        (Sign exactly as your name appears on
                                        the face of this Note)

                                        Tax Identification No:__________________

                                        SIGNATURE GUARANTEE:

                                        _______________________________________
                                        Signatures must be guaranteed by an
                                        "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                        Option of Holder to Elect Purchase

          If you want to elect to have this Note purchased by the Company pursuant to Section 3.09, 4.10 or 4.15 of the Indenture, check the box below:



          [_]Section 3.09     [_]Section 4.10     [_]Section 4.15



          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.09, 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________

Date:___________
                              Your Signature:___________________________________
                              (Sign exactly as your name appears on the face of this Note)

                              Tax Identification No:____________________________

                              SIGNATURE GUARANTEE:

                              __________________________________________________

                              Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
          ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO ZIFF DAVIS MEDIA INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF ZIFF DAVIS MEDIA INC. SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND ZIFF DAVIS MEDIA INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                                                                     EXHIBIT A-2
                                                                     -----------

                             [FORM OF GLOBAL NOTE]

                             ZIFF DAVIS MEDIA INC.
                    12% SENIOR SUBORDINATED NOTES DUE 2010


                                                              CUSIP: [     ]

No. [ ]
$[        ]


     ZIFF DAVIS MEDIA INC., a corporation incorporated under the laws of the State of Delaware, promises to pay to CEDE & CO. or their registered assigns,
the principal sum of [     ] Dollars on July , 2010.

     Interest Payment Dates: January 15 and July 15, commencing January 15,
     2001.

     Record Dates: January 1 and July 1.

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer.

                                             ZIFF DAVIS MEDIA INC.

                                             BY:________________________________
                                                 Name:
                                                 Title:

This is one of the Global
Notes referred to in the
within-mentioned Indenture:


BANKERS TRUST COMPANY,
as Trustee

By:______________________________________________ Dated:   , 2000
    Name:
    Title: Authorized Signatory

                             ZIFF DAVIS MEDIA INC.
                    12% Senior Subordinated Notes due 2010

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. INTEREST. Ziff Davis Media Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 12% per annum from July 21, 2000 until maturity and shall pay the Liquidated
--- -----
Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2001. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it
                            --- -----
shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 immediately preceding the applicable Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payments of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND REGISTRAR. Initially, Bankers Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. INDENTURE. The Company issued the Notes under an Indenture dated as of July 21, 2000 (the "Indenture") among the Company, the Guarantors named therein and the Trustee.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company.

          5. SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture.

          6.   OPTIONAL REDEMPTION.

          (a) Except as set forth in subparagraph (b) of this Paragraph 6, the Notes will not be redeemable before July 15, 2005. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof), if redeemed during the twelvemonth period commencing on July 15 of the years indicated below:

                                                                   Percentage
                                                                  of Principal
          Year                                                       Amount
          ----                                                    ------------
          2005...................................................   106.000%
          2006...................................................   104.000%
          2007...................................................   102.000%
          2008 and thereafter....................................   100.000%

          In addition, the Company must pay all accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed.

          (b) Notwithstanding the foregoing, at any time, or from time to time, on or prior to July 15, 2003, the Company may, at its option, redeem up to 35% of the principal amount of Initial Notes issued under this Indenture at a redemption price of 112.000% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings;provided that at least 65% of the aggregate principal amount of Initial Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries);
and provided further that such redemption shall occur within 90 days after the consummation of any such Public Equity Offering.

          7. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

          8.   REPURCHASE AT OPTION OF HOLDER.

          (a) If a Change of Control occurs, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described in the Indenture (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase. Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, a notice to each Holder, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date").

          (b) If the Company or a Subsidiary consummates any Asset Sale, under certain circumstances the Company is required to commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture. The offer price for the Notes (the "Asset Sale Offer Amount") will be at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company (or such Subsidiary) may use such remaining Asset Sale Offer Amount for general corporate purposes or for any other purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Asset Sale Offer Amount, the Trustee shall select the Notes to be purchased on apro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          9. NOTICE OF REDEMPTION. Notice of redemption will be mailed, by first-class mail, at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption, unless the Company fails to make such payment.

          10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes or to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee.

          13. DEFAULTS AND REMEDIES. Events of Default include (in summary form): (i) the failure to pay interest on any Notes when the same becomes due and payable if the default continues for a period of 30 days, whether or not such payment shall be prohibited by Article 10 of the Indenture; (ii) the failure to pay the principal on any Notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer on the date specified for such payment in the applicable offer to purchase), whether or not such payment shall be prohibited by Article 10 of the Indenture; (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture if the default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes; (iv) a default under the Make-Well Agreement; (v) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, which failure continues for at least 20 days, or the acceleration of the final stated maturity of any such Indebtedness, which acceleration remains uncured and unrescinded for at least 20 days, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, (in each case with respect to which the 20-day period described above has passed) aggregates $10.0 million or more at any time; (vi) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries or Unrestricted Subsidiary Guarantors and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vii) certain events of bankruptcy affecting the Company or any of its Significant Restricted Subsidiaries or Unrestricted Subsidiary Guarantors and (viii) any Guarantee of a Restricted Subsidiary or Unrestricted Subsidiary Guarantor ceases to be in full force and effect or any Guarantee of a Restricted Subsidiary or Unrestricted Subsidiary Guarantor is declared to be null and void and unenforceable or any Guarantee of a Restricted Subsidiary or Unrestricted Subsidiary Guarantor is found to be invalid or any Guarantor denies its liability under its

Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium or additional interest, if any, or interest on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          15. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Ziff Davis Media Inc.
          28 East 28th Street
          New York, New York 10015
          Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:______________________

                                   Your Signature:______________________________
                                   (Sign exactly as your name appears on the face of this Note)

                                   Tax Identification No:_______________________


                                   SIGNATURE GUARANTEE:

                                   _____________________________________________
                                   Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 3.09, 4.10 or 4.15 of the Indenture, check the box below:

          [_] Section 3.09         [_] Section 4.10      [_] Section 4.15

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.09, 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________

Date:___________________
                                        Your Signature:_________________________
                                        (Sign exactly as your name appears on
                                        the face of this Note)

                                        Tax Identification No:__________________


                                        SIGNATURE GUARANTEE:

                                        ________________________________________

                                        Signatures must be guaranteed by an
                                        "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B
                                                                       ---------
                        FORM OF CERTIFICATE OF TRANSFER

Ziff Davis Media Inc.
28 East 28th Street
New York, New York 10015
Attention: General Counsel

Bankers Trust Company
4 Albany Street
4th Floor
New York, New York 10006
Attention: Corporate Trust & Agency Services

          Re:  12% Senior Subordinated Notes due 2010
               --------------------------------------

          Reference is hereby made to the Indenture, dated as of July 21, 2000 (the "Indenture"), between Ziff Davis Media Inc., as issuer (the "Company"), the Guarantors named therein and Bankers Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of$___________ in such Note[s] or interests (the "Transfer"), to__________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.   [_] Check if Transferee is a QIB in accordance with Rule 144A. The Transfer
         ---------------------------------------------------------
is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.   [_]  Check if Transferee will take delivery pursuant to Regulation S. The
          ---------------------------------------------------------------
Transfer is being effected pursuant to and in accordance with Regulation S under the Securities Act B-1 and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.   [_]  Check and complete if Transferee will take delivery pursuant to any
          -------------------------------------------------------------------
provision of the Securities Act other than Rule 144A or Regulation S. The
--------------------------------------------------------------------
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

          (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

or

          (c) [_]   such Transfer is being effected pursuant to an effective
registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

          (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Regulation S, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is
                          ---------
in respect of a principal amount of Notes at the time of transfer of less than $500,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4.   [_] Check if Transferee will take delivery of a beneficial interest in an
         ---------------------------------------------------------------------
Unrestricted Global Note or of an Unrestricted Definitive Note.
--------------------------------------------------------------

          (a) [_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) [_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 or Regulation S and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                              __________________________________
                              [Insert Name of Transferor]



                              By: _____________________________________
                                  Name:
                                  Title:




Dated: ___________, ____

                      ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

          (a)  [_] a beneficial interest in the Global Note (CUSIP [    ]), or

          (b)  [_] a Restricted Definitive Note.

     2.   After the Transfer the Transferee will hold:

[CHECK ONE]

          (a)  [_] a beneficial interest in the Global Note (CUSIP [    ]); or

          (b)  [_] a Restricted Definitive Note; or

          (c)  [_] an Unrestricted Definitive Note,

        in accordance with the terms of the Indenture.

                                                                       EXHIBIT C
                                                                       ---------


                        FORM OF CERTIFICATE OF EXCHANGE

Ziff Davis Media Inc.
28 East 28th Street
New York, New York 10015
Attention: General Counsel

Bankers Trust Company
4 Albany Street
4th Floor
New York, New York 10006
Attention: Corporate Trust & Agency Services

          Re:  12% Senior Subordinated Notes due 2010
               --------------------------------------

(CUSIP______________)

          Reference is hereby made to the Indenture, dated as of July 21, 2000 (the "Indenture"), between Ziff Davis Media Inc., as issuer (the "Company"), the Guarantors named therein and Bankers Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note:

          (a)  [_]  Check if Exchange is from beneficial interest in a
                    --------------------------------------------------
Restricted Global Note to beneficial interest in an Unrestricted Global Note. In
----------------------------------------------------------------------------
connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b)  [_]  Check if Exchange is from beneficial interest in a
                    --------------------------------------------------
Restricted Global Note to Unrestricted Definitive Note. In connection with the
------------------------------------------------------
Exchange of the Owner's
beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby C-1 certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c)  [_]  Check if Exchange is from Restricted Definitive Note to
                    -------------------------------------------------------
beneficial interest in an Unrestricted Global Note. In connection with the
--------------------------------------------------
Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d)  [_]  Check if Exchange is from Restricted Definitive Note to
                    -------------------------------------------------------
Unrestricted Definitive Note. In connection with the Owner's Exchange of a
----------------------------
Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

          (a)  [_]  Check if Exchange is from beneficial interest in a
                    --------------------------------------------------
Restricted Global Note to Restricted Definitive Note. In connection with the
-----------------------------------------------------
Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b)  [_]  Check if Exchange is from Restricted Definitive Note to
                    -------------------------------------------------------
beneficial interest in a Restricted Global Note. In connection with the Exchange
-----------------------------------------------
of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [_] 144A Global Note, [_] Regulation S Global Note, [_] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted

Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of C-2 the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                              ___________________________________
                                   [Insert Name of Owner]

                              By:  _________________________________________
                                   Name:
                                   Title:


Dated: __________, ____

                                                                       EXHIBIT D
                                                                       ---------


                           FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Ziff Davis Media Inc.
28 East 28th Street
New York, New York 10015
Attention: General Counsel

Bankers Trust Company
4 Albany Street
4th Floor
New York, New York 10006
Attention: Corporate Trust & Agency Services

          Re:  12% Senior Subordinated Notes due 2010
               --------------------------------------

          Reference is hereby made to the Indenture, dated as of July 21, 2000 (the "Indenture"), between Ziff Davis Media Inc., as issuer (the "Company"), the Guarantors named therein and Bankers Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a)  [_]  a beneficial interest in a Global Note, or

          (b)  [_]  a Definitive Note,

          we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company and the

Registrar to the effect that such transfer is in compliance with the Securities Act, (D) outside the D-1 United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                              ________________________________________________
                              [Insert Name of Accredited Investor]


                              By: ____________________________________________
                                  Name:
                                  Title:


Dated:______________, ____

                                                                       EXHIBIT E
                                                                       ---------


                         FORM OF NOTATION OF GUARANTEE

     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of July 21, 2000 (the "Indenture") among Ziff Davis Media Inc., the Guarantors named therein and Bankers Trust Company, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in
Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Guarantee in accordance with the provisions of the Indenture.

                                   ZIFF DAVIS PUBLISHING HOLDINGS INC.

                                   By: ______________________________________
                                       Name:
                                       Title:


                                   ZIFF DAVIS PUBLISHING INC.

                                   By: ______________________________________
                                       Name:
                                       Title:


                                   ZIFF DAVIS INTERNET INC.

                                   By: ______________________________________
                                       Name:
                                       Title:

                                   ZIFF DAVIS DEVELOPMENT INC.

                                   By: ______________________________________
                                       Name:
                                       Title:


                                   ETESTING LABS INC.

                                   By: ______________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT F
                                                                       ---------

                        FORM OF SUPPLEMENTAL INDENTURE
                   TO BE DELIVERED BY SUBSEQUENT GUARANTORS

          Supplemental Indenture (this "Supplemental Indenture"), dated as of ________________, among_____________________ (the "Guaranteeing Subsidiary"), a
subsidiary of Ziff Davis Media Inc. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Bankers Trust Company, as trustee under the indenture referred to below (the "Trustee").

                             W I T N E S S E T H:

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of July 21, 2000 providing for the issuance of an aggregate principal amount of up to $250.0 million of 12% Senior Subordinated Notes due 2010 (the "Notes");

          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

              (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                   (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                   (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

               (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

               (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

               (d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture or pursuant to Section 6 hereof.

               (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

               (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

               (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
          Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and
          (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

               (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

               (i) Pursuant to Section 11.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws (including, without limitation, all Senior Indebtedness of such Guarantor), and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture shall result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

          3. Subordination. The Obligations of the Guaranteeing Subsidiary under its Guarantee pursuant to this Supplemental Indenture shall be junior and subordinated to the Senior Indebtedness of the Guaranteeing Subsidiary on the same basis as the Notes are junior and subordinated to the Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by the Guaranteeing Subsidiary only at such time as they may receive and/or retain payments in respect of the Notes pursuant to the Indenture, including Article 10 thereof.

          4. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          5.   Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.

               (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                    (i) subject to Section 11.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Guarantee on the terms set forth herein or therein;

                    (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                    (iii) the company would be permitted, immediately after
               giving effect to such transaction, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.09 of the Indenture.

               (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

               (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses(a)(iii) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

          6. Releases. In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section
4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

          Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

          7. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the

Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          8. New York Law To Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          11. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________, ____
                                   [Guaranteeing Subsidiary]

                                   By: ____________________________________
                                       Name:
                                       Title:

                                   Bankers Trust Company, as Trustee

                                   By: _____________________________________
                                       Name:
                                       Title:

                                                                      Schedule I

                            SCHEDULE OF GUARANTORS

The following schedule lists each Guarantor under the Indenture as of the Issue
Date:

1.   Ziff Davis Publishing Holdings Inc., a Delaware corporation.

2.   Ziff Davis Publishing Inc., a Delaware corporation.

3.   Ziff Davis Development Inc., a Delaware corporation.

4.   Ziff Davis Internet Inc., a Delaware corporation.

5.  eTesting Labs Inc., a Delaware corporation.